Exhibit 10.7

SERIES F PREFERRED SHARES PURCHASE AGREEMENT

THIS SERIES F PREFERRED SHARES PURCHASE AGREEMENT (this “Agreement”) is made and entered into on April 30, 2020 by and among:

1.	Missfresh Limited, an exempted company incorporated under the Laws of the Cayman Islands (the “Company”),

2.	Mrfresh Limited, an exempted company incorporated under the Laws of Cayman Islands (the “Mrfresh Cayman”),

3.	Missfresh HK Limited, a company organized under the Laws of Hong Kong (the “Missfresh HK Company”),

4.	Mrfresh HK Limited, a company organized under the Laws of Hong Kong (the “Mrfresh HK Company” , together with the Missfresh HK Company, the “HK Companies”, each a “HK Company”),

5.	Beijing Missfresh E-Commerce Co., Ltd. (北京每日优鲜电子商务有限公司), a limited liability company incorporated under the Laws of the PRC (“Beijing WFOE”),

6.	Jinan Missfresh E-Commerce Co., Ltd. (济南每日优鲜电子商务有限公司), a wholly foreign owned enterprise organized under the Laws of the PRC (“Jinan WFOE”),

7.

Jinan Missfresh Bianligou Network Technology Co., Ltd. (济南每日优鲜便利购网络科技有限公司), a wholly foreign owned enterprise organized under the Laws of the PRC (“Mrfresh WFOE”, collectively with Beijing WFOE and Jinan WFOE, the “WFOEs”, each a “WFOE”),

8.	Beijing Missfresh Bianligou E-Commerce Co., Ltd. (北京每日优鲜便利购电子商务有限公司), a limited liability company incorporated under the Laws of the PRC (“Mrfresh VIE”),

9.	Beijing Meiri Pinpin Technology Co., Ltd. (北京每日拼拼科技有限公司), a limited liability company incorporated under the Laws of the PRC (“Beijing VIE”),

10.	Wuhan Meiri Pinyipin Technology Co., Ltd. (武汉每日拼一拼科技有限公司), a limited liability company incorporated under the Laws of the PRC (“Wuhan VIE”),

11.

Jinan Missfresh Extreme Speed Information Technology Co., Ltd. (济南每日优鲜极速信息科技有限公司), a limited liability company incorporated under the Laws of the PRC (“Jinan Missfresh Extreme”, together with the WFOEs, Mrfresh VIE, Beijing VIE and Wuhan VIE, the “PRC Companies”, each a “PRC Company”), and

12.	the Persons listed on Table A of Schedule I hereto (the “Investors”, or collectively “CICC”).

Each of the parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.

The Parties contemplate that the ownership structure among the companies listed above shall be as follows: (i) the Company owns 100% equity interest in the Missfresh HK Company and Mrfresh Cayman; (ii) the Mrfresh Cayman owns 100% equity interest in the Mrfresh HK Company; (iii) the Missfresh HK Company owns 100% equity interest in each WFOE, Mrfresh WFOE Controls Mrfresh VIE by a Captive Structure (as defined below) and Jinan WFOE Controls Beijing VIE and Wuhan VIE by a Captive Structure respectively; (iv) Beijing WFOE owns 100% equity interest in Jinan Missfresh Extreme.

B.

The Group is engaged in the business of online and offline direct sales and marketplace of groceries and the business of in-office retail and other smart retails in different offline scenarios(together with any other business of any Group Company, the “Business”). The Group seeks expansion capital to grow the Business and, correspondingly, seeks to secure an investment from the Investors, on the terms and conditions set forth herein.

C.

The Investors wish to invest in the Company by subscribing for 13,392,272 Series F Preferred Shares in aggregate (the “Subscribed Shares”) to be issued by the Company at the Closing pursuant to the terms and subject to the conditions of this Agreement.

D.	The Company wishes to issue and sell the Subscribed Shares at the Closing (as defined below) pursuant to the terms and subject to the conditions of this Agreement.

E.	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1. Definitions.

1.1 The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the United States or PRC, as applicable, applied on a consistent basis.

“Action” means any charge, claim, action, complaint, petition, investigation, appeal, suit, litigation, grievance, inquiry or other proceeding, whether administrative, civil, regulatory or criminal, whether at Law or in equity, or otherwise under any applicable Law, and whether or not before any mediator, arbitrator or Governmental Authority.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of an Investor, the term “Affiliate” also includes (v) any shareholder of the Investor, (w) any of such shareholder’s or Investor’s general partners or limited partners, (x) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (y) trusts Controlled by or for the benefit of any such Person referred to in (v), (w) or (x).

“Affiliated Persons” means Company or its Affiliates, or any of their shareholders (excluding any holder of Preferred Shares), directors (excluding directors appointed by any holder of Preferred Shares), supervisors, executives, employees, or any other party acting on behalf of the Persons identified above.

“Ancillary Agreements” means, collectively, the Shareholders Agreement and the Right of First Refusal and Co-Sale Agreement, each as defined herein.

“Associate” means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the record or beneficial owner of ten percent (10%) or more of any class of Equity Securities of such corporation or organization, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) the parents, children, spouse, siblings, grandparents or grandchildren of such Person, in the case of a natural Person.

“Benefit Plan” means any employment Contract, deferred compensation Contract, bonus plan, incentive plan, profit sharing plan, retirement Contract or other employment compensation Contract or any other plan which provides or provided benefits for any past or present employee, officer, consultant, and/or director of a Person or with respect to which contributions are or have been made on account of any past or present employee, officer, consultant, and/or director of such a Person.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the Cayman Islands, the United States, Hong Kong or the PRC.

“Captive Structure” means the structure under which Mrfresh WFOE Controls Mrfresh VIE and Jinan WFOE Controls Beijing VIE and Wuhan VIE, respectively, through the Control Documents.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“CICC” means collectively, CICC Gongying Qijiang (Shanghai) Science and Technology Equity Investment Fund Partnership (Limited Partnership) (中金共赢启江(上海)科创股权投资基金合伙企业(有限合伙)) and Qilu (Xiamen) Equity Investment Partnership (Limited Partnership) (启鹭(厦门)股权投资合伙企业(有限合伙)).

“Class A Ordinary Shares” means the Company’s class A ordinary shares, par value US$0.0001 per share.

“Class B Ordinary Shares” means the Company’s class B ordinary shares, par value US$0.0001 per share.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Competitor” means (i) 易果生鲜 (Shanghai Yiguo E-Commerce Co., Ltd.), 盒马鲜生 (Hema Holding Limited and Shanghai Hema Network Technology Co., Ltd.), 百果园 (Shenzhen Pagoda Industrial Development Co., Ltd.) and 便利蜂 (Bianlifeng Commerce Co., Ltd.), (ii) non-public Subsidiaries of 永辉 (Yonghui Supermarket Corporation) and non-public Subsidiaries of 大润发 (Ruentex Group), (iii) Alibaba Group Holding Limited, Ant Financial Services Group and their respective Subsidiaries, and (iv) the Affiliates of each of the Persons listed in aforesaid (i) through (iii) which operate businesses similar to the Business of the Group Companies.

“Company Owned IP” means all Intellectual Property owned by, purported to be owned by, or exclusively licensed to, the Group Companies.

“Company Registered IP” means all Intellectual Property for which registrations are owned by or held in the name of, or for which applications have been made in the name of, any Group Company.

“Consent” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Contract” means, a contract, agreement, understanding, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” means the following contracts collectively, (i) each Exclusive Business Cooperation Agreement (独家业务合作协议) entered into by and between Mrfresh WFOE and Mrfresh VIE, by and between Jinan WFOE and Beijing VIE, and by and between Jinan WFOE and Wuhan VIE, (ii) each Exclusive Option Agreement (独家购买权合同) entered into by and among Mrfresh WFOE, Mrfresh VIE and the equity holders of Mrfresh VIE, by and among Jinan WFOE, Beijing VIE and the equity holders of Beijing VIE, and by and among Jinan WFOE, Wuhan VIE and the equity holders of Wuhan VIE, (iii) each Power of Attorney (授权委托协议) entered into by and between Mrfresh WFOE and each equity holder of Mrfresh VIE, by and between Jinan WFOE and each equity holders of Beijing VIE, and by and between Jinan WFOE and each equity holders of Wuhan VIE, (iv) each Share Pledge Agreement (股权质押合同) entered into by and among Mrfresh WFOE, Mrfresh VIE and the equity holders of Mrfresh VIE, by and among Jinan WFOE, Beijing VIE and the equity holders of Beijing VIE, and by and among Jinan WFOE, Wuhan VIE and the equity holders of Wuhan VIE, (v) each Exclusive Asset Purchase Agreement (资产独家认购合同) entered into by and between Mrfresh WFOE and Mrfresh VIE, and (vi) each spouse’s consent letter (配偶同意函) entered by the spouse of each individual equity holder of Mrfresh VIE, Beijing VIE and Wuhan VIE, as applicable.

“Conversion Shares” means Class B Ordinary Shares issuable upon conversion of any Subscribed Shares.

“Cyber Security and Data Protection Related Laws” means laws and regulations relating to cyber security, personal information protection and important data protection that apply to the business and dealings of any Group Company, including but not limited to PRC laws, regulations and national standards relating to cyber security, personal information protection, the General Data Protection Regulation of European Union, and any other applicable law and regulation relating to cyber security and data protection in any other country.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“ESOP” means the Missfresh Limited 2017 Equity Incentive Plan of the Company adopted by the Company on February 28, 2018 and amended thereafter, covering the grant of up to 95,278,619 Class B Ordinary Shares (or options therefor) (as adjusted for share splits, share dividends, combinations, recapitalizations and similar events) to employees, officers, directors, or consultants of a Group Company.

“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization, including any stock exchange.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, Mrfresh Cayman, the HK Companies, the PRC Companies, together with each direct and indirect Subsidiary of any of the foregoing, and “Group Companies” or “Group” refers to all of the Group Companies collectively.

“GS” means collectively, Global Private Opportunities Partners II LP and Global Private Opportunities Partners II Offshore Holdings LP.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized (including capitalized lease obligations), (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Indemnifiable Loss” means, with respect to any Person, any action, claim, cost, damage, deficiency, diminution in value, disbursement, expense, liability, loss, obligation, penalty or settlement of any kind or nature imposed on or otherwise incurred or suffered by such Person, including without limitation, reasonable legal, accounting and other professional fees and expenses incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement and Taxes payable by such Person by reason of the indemnification.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“Key Employee” means all employees of the Group Companies listed on Schedule II.

“knowledge” means the actual knowledge of the Key Employees, the Principals , the Board and the Company, and the knowledge which should have been acquired by each of the Key Employees, the Principals, the Board and the Company after due, diligent and careful inquiry and that such Person has used commercially reasonable efforts to ensure that the information given in the representation or warranty is complete and accurate.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liabilities” means, with respect to any Person, all liabilities, obligations and commitments of such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by Contract, understanding, Law, equity or otherwise.

“Material Adverse Effect” means any (i) event, occurrence, fact, condition, change or development that has had or has individually or together with other events, occurrences, facts, conditions, changes or developments, a material adverse effect on the business, properties, employees, operations, results of operations, condition (financial or otherwise), assets or liabilities of the Group taken as a whole, (ii) material impairment of the ability of any Party (other than the Investors) to perform the material obligations of such party under any Transaction Documents, or (iii) material impairment of the validity or enforceability of this Agreement or any other Transaction Document against any Party hereto or thereto (other than the Investors).

“Memorandum and Articles” means the seventh amended and restated memorandum of association of the Company and the seventh amended and restated articles of association of the Company which shall be in the form attached hereto as Exhibit A, to be adopted in accordance with applicable Laws on or before the Closing.

“MOFCOM” means the Ministry of Commerce of the PRC or, with respect to any matter to be submitted for examination and approval by the Ministry of Commerce, any Governmental Authority which is similarly competent to examine and approve such matter under the Laws of the PRC.

“Offshore Shareholder Loans” means the shareholder loans extended by the Company or its offshore Affiliates, as applicable, to the Principals and/or the Principal Holding Companies with a total principal amount of RMB15,131,214.70.

“Onshore Shareholder Loans” means the shareholder loans extended by Beijing WFOE and/or Jinan WFOE to the Principals, the Principal Holding Companies and relevant senior officers of Group Companies with a total principal amount of RMB 17,318,087.09.

“ODI Registration and Approvals” means the required registration, filing, consent and approval from the PRC’s National Development and Reform Commission (NDRC), MOFCOM and SAFE pursuant to the Opinions on Further Guiding and Regulating Outbound Investment 《关于进一步引导和规范境外投资方向的指导意见》 dated August 18, 2017 and any other applicable rules and regulations for outbound direct investments.

“Order No. 10” means the Rules for Mergers with and Acquisitions of Domestic Enterprises by Foreign Investors 《关于外国投资者并购境内企业的规定》 jointly issued by the MOFCOM, the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the SAMR, the China Securities Regulatory Commission and the SAFE on August 8, 2006, and its 2009 Revision and other subsequent revisions.

“Ordinary Shares” means, collectively, the Class A Ordinary Shares and the Class B Ordinary Shares.

“Permitted Liens” means (i) Liens for Taxes not yet delinquent or the validity of which are being contested in good faith and for which there are adequate reserves on the applicable financial statements, and (ii) Liens incurred in the ordinary course of business, which (x) do not individually or in the aggregate materially detract from the value, use, or transferability of the assets that are subject to such Liens, and (y) were not incurred in connection with the borrowing of money.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means a passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and the other Transaction Documents, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Shares” means, collectively, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D1 Preferred Shares, Series E Preferred Shares, Series E1 Preferred Shares and Series F Preferred Shares.

“Principal Holding Companies” means, collectively, Freshking Limited, a company organized under the Laws of the British Virgin Islands and Tigerteeth Limited, a company organized under the Laws of the British Virgin Islands.

“Principals” means, collectively, XU Zheng (徐正), a Hong Kong citizen with his identification number *** and ZENG Bin (曾斌), a PRC citizen with his identification number ***.

“Public Software” means any Software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including, without limitation, software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (A) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Artistic License (e.g., PERL), (C) the Mozilla Public License, (D) the Netscape Public License, (E) the Sun Community Source License (SCSL), (F) the Sun Industry Standards License (SISL), (G) the BSD License, and (H) the Apache License.

“Related Party” means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing.

“Right of First Refusal and Co-Sale Agreement” means the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement to be entered into by and among the parties named therein on or before the Closing, which shall be in the form attached hereto as Exhibit C.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Circular 7” means the Public Notice on Certain Issues Concerning Enterprise Income Tax for Transfer of Assets between Non-Resident Enterprises (《关于非居民企业间接转让财产企业所得税若干问题的公告》（国家税务总局公告2015年第7号）) [2015] No. 7 of the State Administration of Taxation of China, dated February 3, 2015, as amended.

“SAFE Circular 19” means the Notice of the State Administration of Foreign Exchange on for Reforming the Mode of Management of Settlement of Foreign Exchange Capital of Foreign-Funded Enterprises 《国家外汇管理局关于改革外商投资企业外汇资本金结汇管理方式的通知》, issued by Notice of the SAFE on June 1, 2015.

“SAFE Rules and Regulations” means collectively, the SAFE Circular 37 and any other applicable SAFE rules and regulations.

“SAIC” means the State Administration of Industry and Commerce of the PRC or State Administration for Market Regulation (“SAMR”) as its successor, with respect to the issuance of any business license or filing or registration to be effected by or with the SAIC or SAMR, any Governmental Authority which is similarly competent to issue such business license or accept such filing or registration under the Laws of the PRC.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.

“Series A Preferred Shares” means collectively the Series A1 Shares, the Series A2 Shares and the Series A3 Shares.

“Series A1 Shares” means the Series A1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A2 Shares” means the Series A2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series A3 Shares” means the Series A3 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Preferred Shares” means collectively the Series B1 Shares and the Series B2 Shares.

“Series B1 Shares” means the Series B1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B2 Shares” means the Series B2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Preferred Shares” means the Series C Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D1 Preferred Shares” means the Series D1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series E Preferred Shares” means the Series E Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series E1 Preferred Shares” means the Series E1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series F Preferred Shares” means the Series F Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series F1 Preferred Share Purchase Agreement” means the Series F Preferred Share Purchase Agreement entered into by and between the Company, certain Series F Investors and certain other parties thereto dated December 30, 2019.

“Series F1 Closing Date” means the closing date under the Series F1 Preferred Share Purchase Agreement, i.e., December 30, 2019.

“Shareholders Agreement” means the Fifth Amended and Restated Shareholders Agreement to be entered into by and among the parties named therein on or before the Closing, which shall be in the form attached hereto as Exhibit B.

“Social Insurance” means any form of social insurance required under applicable Laws, including without limitation, the PRC national and local contributions for pensions, medical insurance, unemployment insurance, work-related injury insurance, pregnancy benefits, housing provident funds and any other similar obligations.

“Software” means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, including all source code and executable code, whether embodied in software, firmware or otherwise, documentation, development tools, designs, files, verilog files, RTL files, HDL, VHDL, net lists, records, data and mask works; and (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, and all rights therein.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person.

“Tax” means (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including, without limitation, all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments of any kind whatsoever, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (a) and (b) above, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i)(a) and (i)(b) above.

“Tax Return” means any return, report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Transaction Documents” means this Agreement, the Ancillary Agreements, the Memorandum and Articles, the Control Documents and each of the other agreements and documents otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“U.S. real property holding corporation” has the meaning as defined in the Code.

“Warrantors” means, collectively, the Group Companies.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Investors	Section 2.1
Additional Purchased Shares	Section 2.1
Agreement	Preamble
Annual Statement Date	Section 3.11
Anti-Bribery Laws	Section 3.16(i)
Arbitration Notice	Section 7.7(i)
Balance Sheet	Section 3.11
Beijing WFOE	Preamble
Business	Recitals
CICC	Preamble
Closing	Section 2.2(i)
Closing Date	Section 2.2(i)
China Merchants Bank Loan Agreement	Section 7.1(10)(ii)
Company	Preamble
Company Affiliate	Section 3.16(i)
Company IP	Section 3.19(i)
Confidential Information	Section 7.14(i)
Defective Leasing	Section 7.1(2)
Disclosure Schedule	Section 3
Dispute	Section 7.7(i)
PRC Company/PRC Companies	Preamble
Financial Statements	Section 3.11
Fundamental Warranties	Section 7.9(ii)
Foreign Exchange Authorization	Section 3.8(v)
Government Official	Section 3.16(i)
Grand Warehouse	Section 3.22
HK Company/HK Companies	Preamble
HKIAC	Section 7.7(ii)
HKIAC Rules	Section 7.7(ii)
Hong Kong	Section 7.6
Indemnification Cap	Section 7.10(iv)
Indemnified Party	Section 7.10(ii)
Indemnifying Party	Section 7.10(ii)
Investor Indemnified Parties	Section 7.10(i)
Investors Jinan Missfresh Extreme	Preamble Preamble
Jinan WFOE	Preamble
Lease	Section 3.17(ii)
Licenses	Section 3.19(v)
Long Stop Date	Section 7.13(i)
Material Contracts	Section 3.15(i)
Missfresh HK Company	Preamble
Money Laundering Laws	Section 3.16(ii)
Mrfresh Cayman	Preamble
Mrfresh HK Company	Preamble
Mrfresh VIE	Preamble
Mrfresh WFOE	Preamble
OFAC	Section 3.16(iii)
Party/Parties	Preamble
Proceeds	Section 2.3
Relevant Person	Section 3.16(iii)
Required Governmental Consents	Section 3.8(iii)
SAFE Circular 37	Section 3.8(v)
Sanctions	Section 3.16(iii)
Statement Date	Section 3.11
Subscribed Shares	Recitals
WFOE/WFOEs	Preamble

2. Purchase and Sale of Shares.

2.1 Agreement to Purchase and Sale.

Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each of the Investors agrees to subscribe for and purchase, and the Company agrees to issue and sell to each Investor, such number of Subscribed Shares at such purchase price, as set forth opposite such Investor’s name on Table A of Schedule I attached hereto.

Capitalization of the Company immediately after the Closing is set forth in Table B of Schedule I.

The Parties agree that after the Closing, the Company is authorized and entitled to issue and sell a certain number of additional Series F Preferred Shares (the “Additional Purchased Shares”) with an aggregate subscription price up to US$60,000,000 to no more than three (3) investors (the “Additional Investors”) before June 30, 2020 at the same price and on the same terms and conditions as provided herein. For the avoidance of doubt, the Company shall not issue or sell any Additional Purchased Shares after June 30, 2020 without the prior written consent of CICC. In consideration of the purchase of Additional Purchased Shares, each Additional Investor shall, and the Company shall cause such Additional Investor to execute a deed of adherence in a form satisfactory to the Board and CICC to become a party hereto as an “Investor”, and to assume, enjoy, perform and comply with each of the rights and obligations of an Investor, as if it had been a party to this Agreement on the date hereof, and the Company and the other Parties agree that where there is a reference to an “Investor”, it shall be deemed to include a reference to such Additional Investor and with effect from the date of such deed of adherence.

2.2 Closing

(i) Closing. The consummation of the sale and issuance of the Subscribed Shares pursuant to Section 2.1 (the “Closing”) shall take place remotely via the exchange of documents and signatures as soon as practicable following the satisfaction or waiver by the Party entitled to the benefit thereof of all closing conditions specified in Section 5 and Section 6, or at such other time and place as the Company and the Investors shall mutually agree in writing (the “Closing Date”).

(ii) Deliveries by the Company at Closing. At the Closing, in addition to any items the delivery of which is made an express condition to the Investors’ obligations at the Closing pursuant to Section 5, the Company shall deliver to the Investors, the updated register of members of the Company, certified by the registered agent of the Company, reflecting the issuance to each Investor of the Subscribed Shares being purchased by such Investor at the Closing pursuant to Section 2.1. Within ten (10) Business Days after the Closing, the Company shall deliver to each Investor duly executed share certificate issued in the name of such Investor representing the Subscribed Shares being issued to such Investor at the Closing.

(iii) Deliveries by the Investors at Closing. At the Closing, subject to the satisfaction or waiver of all the conditions set forth in Section 5 below, each Investor shall pay the applicable purchase price set forth opposite its name on Table A of Schedule I attached hereto for the Subscribed Shares being purchased by it by wire transfer of immediately available funds in U.S. dollars to an account as designated by the Company under Schedule V hereof.

2.3 Use of Proceeds. Subject to the terms of this Agreement, the Company shall use the proceeds from the issuance and sale of the Subscribed Shares (the “Proceeds”) for purpose of business expansion, capital expenditures and general working capital needs of the Group Companies. The Proceeds shall not be used (i) in the repayment of any loan or debt of any Group Company or its subsidiaries other than the payment under a bona fide arms-length transaction duly approved by the Board of the Directors in accordance with the Charter Documents of any Group Company, (ii) in the repurchase, redemption or cancellation of any securities of any Group Company other than those repurchases made pursuant to the ESOP or any other equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies as duly approved by the Board in accordance with the Charter Documents of any Group Company, or (iii) in the payments to shareholders, directors or officers of any Group Company outside the ordinary course of business of the Group other than any payment with approval of the Board of the Directors in accordance with the Charter Documents of any Group Company. Notwithstanding anything to the contrary in this Agreement, the Proceeds can be applied to or used for any fees or expenses as approved by the Board in accordance with the Charter Documents.

3. Representations and Warranties of the Warrantors. Subject to such exceptions as may be specifically set forth in the disclosure schedule delivered by the Warrantors to the Investors as of the date hereof (the “Disclosure Schedule”, at attached hereto as Exhibit E), each of the Warrantors jointly and severally represents and warrants to the Investors that each of the statements contained in this Section 3 is true, correct, complete and not misleading as of the date of this Agreement, and that each of such statements shall be true, correct, complete and not misleading on and as of the date of the Closing, with the same effect as if made on and as of the date of the Closing.

3.1 Organization, Good Standing and Qualification. Each Group Company is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the Laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as proposed to be conducted, and to perform each of its obligations under the Transaction Documents to which it is a party. Each Group Company is qualified to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction. Each Group Company that is a PRC entity has a valid business license issued by the SAIC or SAMR as its successor or its local branch or other relevant Government Authorities (a true and complete copy of which has been delivered to the Investors), and has, since its establishment, carried on its business in compliance with the business scope set forth in its business license in all material respects.

3.2 Capitalization and Voting Rights.

(i) Company. The Company’s capital structure as of the date hereof and as of immediately prior to the Closing as set forth in Section 3.2(i) of the Disclosure Schedule is true, complete and accurate. The Company’s capital structure immediately following Closing shall be as set forth in Section 3.2(i) of the Disclosure Schedule, except for the Series F Preferred Shares issued at such Closing pursuant to this Agreement.

(ii) Missfresh HK Company. The authorized share capital of the HK Company is and immediately prior to and following the Closing shall be HK$1, divided into 1 share of HK$1.00 each, 1 of which are issued and outstanding and held by the Company.

(iii) Mrfresh Cayman. The authorized share capital of the Mrfresh Cayman is and immediately prior to and following the Closing shall be USD$50,000, divided into 500,000,000 shares of US$0.0001 each, 27,682,544 of which are issued and outstanding and held by the Company.

(iv) Mrfresh HK Company. The authorized share capital of Mrfresh HK Company is and immediately prior to and following the Closing shall be HK$1, divided into 1 share of HK$1 each, all of which are issued and outstanding and held by Mrfresh Cayman.

(v) PRC Companies. The registered capital of each of PRC Companies is set forth opposite its name on Section 3.2(i) of the Disclosure Schedule, together with an accurate list of the record and beneficial owners of such registered capital.

(vi) No Other Securities. Except for (a) the conversion privileges of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D1 Preferred Shares, the Series E Preferred Shares, the Series E1 Preferred Shares and the Series F Preferred Shares, (b) certain rights provided in the Charter Documents of the Company as currently in effect, (c) certain rights provided in the Memorandum and Articles, the Shareholders Agreement, the Right of First Refusal and Co-Sale Agreement, and the Control Documents from and after the Closing, and (d) the outstanding Equity Securities set forth in Section 3.2(i) of the Disclosure Schedule, (1) there are no and at the Closing there shall be no other authorized or outstanding Equity Securities of any Group Company; (2) no Equity Securities of any Group Company are subject to any preemptive rights, rights of first refusal (except to the extent provided by applicable PRC Laws) or other rights to purchase such Equity Securities or any other rights with respect to such Equity Securities, and (3) no Group Company is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any Equity Security of such Group Company. Except as set forth in the Shareholders Agreement (from and after the Closing), the Company has not granted any registration rights or information rights to any other Person, nor is the Company obliged to list, any of the Equity Securities of any Group Companies on any securities exchange. Except as contemplated under the Transaction Documents, there are no voting or similar agreements which relate to the share capital or registered capital of any Group Company.

(vii) Issuance and Status. All presently outstanding Equity Securities of each Group Company were duly and validly issued (or subscribed for) in compliance with all applicable Laws, preemptive rights of any Person, and applicable Contracts. All share capital or registered capital, as the case may be, of each Group Company have been duly and validly issued, are fully paid (or subscribed for) and nonassessable, and are and as of the Closing shall be free of any and all Liens (except for any restrictions on transfer under the Ancillary Agreements and applicable Laws). Except as contemplated under the Transaction Documents, there are no (a) resolutions pending to increase the share capital or registered capital of any Group Company or cause the liquidation, winding up, or dissolution of any Group Company, nor has any distress, execution or other process been levied against any Group Company, (b) dividends which have accrued or been declared but are unpaid by any Group Company, (c) obligations, contingent or otherwise, of any Group Company to repurchase, redeem, or otherwise acquire any Equity Securities, or (d) outstanding or authorized equity appreciation, phantom equity, equity plans or similar rights with respect to any Group Company. All dividends (if any) or distributions (if any) declared, made or paid by each Group Company, and all repurchases and redemptions of Equity Securities of each Group Company (if any), have been declared, made, paid, repurchased or redeemed, as applicable, in accordance with its Charter Documents and all applicable Laws.

(viii) Title. Each Group Company is the sole record and beneficial holder of all of the Equity Securities set forth opposite its name on Section 3.2(i) of the Disclosure Schedule, free and clear of all Liens of any kind other than those arising under applicable Laws.

3.3 Corporate Structure; Subsidiaries. Section 3.3 of the Disclosure Schedule sets forth a complete structure chart showing each of the Group Companies, and indicating the ownership and Control relationships among all Group Companies, or a description of such structure with such ownership and Control relationships, the nature of the legal entity which each Group Company constitutes, the jurisdiction in which each Group Company was or will be organized, and each jurisdiction in which each Group Company is required to be qualified or licensed to do business as a foreign Person. No Group Company owns or Controls, or has ever owned or Controlled, directly or indirectly, any Equity Security, interest or share in any other Person or is or was a participant in any joint venture, partnership or similar arrangement. No Group Company is obligated to make any investment in or capital contribution in or on behalf of any other Person. The Company was formed solely to acquire and hold the equity interests in the Missfresh HK Company and Mrfresh Cayman. The Missfresh HK Company was formed solely to acquire and hold the equity interests in the WFOEs. The Mrfresh Cayman was formed solely to acquire and hold the equity interests in the Mrfresh HK Company. None of the Company, Mrfresh Cayman, the HK Companies has engaged in any other business and has not incurred any Liability since its formation. The PRC Companies are engaged in the business as set forth in the Recitals and have no other business. No Principal or Principal Holding Company, and no Person owned or controlled by any Principal or Principal Holding Company (other than a Group Company), is engaged in the Business or has any assets in relation to the Business (other than through an advisory, employment or consulting relationship with a Group Company) or any Contract with any Group Company.

3.4 Authorization. Each Warrantor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All action on the part of each party to the Transaction Documents (other than the Investors) (and, as applicable, its officers, directors and shareholders) necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of each such party, and, in the case of the Company, the authorization, issuance (or reservation for issuance), sale and delivery of the Series F Preferred Shares and the Conversion Shares, has been taken or will be taken prior to the Closing. Each Transaction Document has been duly executed and delivered by each party thereto (other than the Investors) and constitutes valid and legally binding obligations of such party, enforceable against such party in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.5 Valid Issuance of Shares. The Subscribed Shares, when issued, delivered and paid for in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable Laws and under the Ancillary Agreements). The Conversion Shares have been reserved for issuance and, upon issuance in accordance with the terms of the Memorandum and Articles, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable securities Laws and under the Ancillary Agreements). The issuance of the Subscribed Shares, and the Conversion Shares is not subject to any preemptive rights, rights of first refusal or similar rights.

3.6 Consents; No Conflicts. All Consents from or with any Governmental Authority or any other Person required in connection with the valid execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in any case on the part of any party thereto (other than the Investors) have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of each Transaction Document by each party thereto (other than the Investors) do not, and the consummation by such party of the transactions contemplated thereby will not, (i) result in any violation of, be in conflict with, or constitute a default under, require any Consent under, or give any Person rights of termination, amendment, acceleration or cancellation under, with or without the passage of time or the giving of notice, any Governmental Order, any provision of the Charter Documents of any Group Company, any applicable Law (including without limitation, Order No. 10 and the SAFE Rules and Regulations), or any Material Contract, (ii) result in any termination, modification, cancellation, or suspension of any material right of, or any augmentation or acceleration of any material obligation of, any Group Company (including without limitation, any indebtedness of such Group Company), or (iii) result in the creation of any Lien upon any of the material properties or assets of any Group Company other than Permitted Liens.

3.7 Offering. Subject in part to the accuracy of the Investors’ representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Subscribed Shares are, and the issuance of the Conversion Shares will be, exempt from the qualification, registration and prospectus delivery requirements of the Securities Act and any other applicable securities Laws.

3.8 Compliance with Laws; Consents.

(i) Each Group Company is, and has been, in compliance with all applicable Laws. No event has occurred and no circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any Group Company of, or a failure on the part of such entity to comply with, any applicable Law, or (b) may give rise to any obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. None of the Group Companies has received any notice from any Governmental Authority regarding any of the foregoing. None of the Group Companies is, to the best knowledge of the Warrantors, under investigation with respect to a violation of any Law. Each Group Company is, and has been, in compliance in all material respects with its internal policies and procedures, including in relation to (i) food safety, hygiene, storage, distribution and handling, (ii) driver training and safety, and (iii) alcohol distribution (including preventing sales of alcohol to underage customers).

(ii) To the best knowledge of the Warrantors, neither the Captive Structure when implemented nor the Control Documents (individually or when taken together) when executed violate any applicable Law (including without limitation, SAFE Rules and Regulations, Order No. 10 and any other applicable PRC rules and regulations).

(iii) All Consents from or with the relevant Governmental Authority required in respect of the due and proper establishment and operations of each Group Company as now conducted, including but not limited to the Consents from or with MOFCOM, SAMR, SAFE, the Ministry of Industry and Information Technology, the Ministry of Culture and Tourism, State Administration of Press, Publication, Radio, Film and Television, any Tax bureau, customs authorities, and product registration authorities, and the local counterpart thereof, as applicable (or any predecessors thereof, as applicable) (collectively, the “Required Governmental Consents”), shall have been duly obtained or completed in accordance with all applicable Laws.

(iv) No Required Governmental Consent contains any materially burdensome restrictions or conditions, and each Required Governmental Consent is in full force and effect and will remain in full force and effect upon the consummation of the transactions contemplated hereby. None of the Group Companies is in default under any Required Governmental Consent. There is no reason to believe that any Required Governmental Consent which is subject to periodic renewal will not be granted or renewed. None of the Group Companies has received any letter or other communication from any Governmental Authority threatening or providing notice of revocation of any Required Governmental Consent issued to such Group Company or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by such Group Company.

(v) The Principals and the Principal Holding Companies are in compliance with the applicable Laws in relation to foreign exchange, including but not limited to obtaining their respective initial SAFE Circular 37 registration in compliance with the Circular of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration for Domestic Residents to Engage in Overseas Investment or Financing and in Return Investment via Special Purpose Vehicles (“SAFE Circular 37”) promulgated by the State Administration of Foreign Exchange, on July 4, 2014. Neither the Warrantors nor, to the knowledge of the Warrantors, any of the Principals or the Principal Holding Companies has received any oral or written inquiries, notifications, orders or any other forms of official correspondence from SAFE or any of its local branches with respect to any actual or alleged material non-compliance with the foreign exchange related PRC Laws and the Company, the Principals and the Principal Holding Companies have made all necessary oral or written filings, registrations, reporting or any other communications required by SAFE or any of its local branches. Except as set forth in Section 3.8(v) of the Disclosure Schedule, the WFOEs have obtained all certificates, approvals, permits, licenses, registration receipts and any similar authorization necessary under PRC Laws to conduct foreign exchange transactions (collectively, the “Foreign Exchange Authorization”) as now being conducted by it, and believes it can obtain, without undue burden or expense, any such Foreign Exchange Authorization for the conduct of foreign exchange transactions as planned to be conducted. All existing Foreign Exchange Authorizations held by the WFOEs are valid and neither WFOE is in default under any of such Foreign Exchange Authorization.

3.9 Tax Matters.

(i) All Tax Returns required to be filed on or prior to the date hereof with respect to each Group Company has been duly and timely filed by such Group Company within the requisite period and completed on a proper basis in accordance with the applicable Laws, and are up to date and correct. All Taxes owed by each Group Company (whether or not shown on every Tax Return) have been paid in full or provision for the payment thereof have been made, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with the Accounting Standards) have been provided in the audited Financial Statements (as defined below). No deficiencies for any Taxes with respect to any Tax Returns have been asserted in writing by, and no notice of any pending action with respect to such Tax Returns has been received from, any Tax authority, and no dispute relating to any Tax Returns with any such Tax authority is outstanding or contemplated. Each Group Company has timely paid all Taxes owed by it which are due and payable (whether or not shown on any Tax Return) and withheld and remitted to the appropriate Governmental Authority all Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party, in all material aspects.

(ii) No audit of any Tax Return of each Group Company and no formal investigation with respect to any such Tax Return by any Tax authority is currently in progress and no Group Company has waived any statute of limitations with respect to any Taxes, or agreed to any extension of time with respect to an assessment or deficiency for such Taxes.

(iii) No written claim has been made by a Governmental Authority in a jurisdiction where the Group does not file Tax Returns that any Group Company is or may be subject to taxation by that jurisdiction.

(iv) The assessment of any additional Taxes with respect to the applicable Group Company for periods for which Tax Returns have been filed is not expected to exceed the recorded Liability therefor in the most recent balance sheet in the Financial Statements, and there are no unresolved questions or claims concerning any Tax Liability of any Group Company. Since the Annual Statement Date (as defined below), no Group Company has incurred any liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice. There is no pending dispute with, or notice from, any Tax authority relating to any of the Tax Returns filed by any Group Company, and there is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of any Group Company.

(v) No Group Company has been the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any Tax authority relating to the conduct of its business or the payment or withholding of Taxes. No Group Company is responsible for the Taxes of any other Person by reason of contract, successor liability or otherwise, except as required under applicable Laws.

(vi) All Tax credits and Tax holidays enjoyed by the Group Company established under the Laws of the PRC under applicable Laws since its establishment have been in compliance with all applicable Laws and is not subject to reduction, revocation, cancellation or any other changes (including retroactive changes) in the future, except through change in applicable Laws published by relevant Governmental Authority.

(vii) No Group Company is or has ever been a PFIC or CFC or a U.S. real property holding corporation. No Group Company anticipates that it will become a PFIC or CFC or a U. S. real property holding corporation for the current taxable year or any future taxable year.

(viii) The Company is treated as a corporation for U.S. federal income tax purposes.

3.10 Charter Documents; Books and Records. The Charter Documents of each Group Company are in the form provided to the Investors. Each Group Company has been in compliance with its Charter Documents, and none of the Group Companies has violated or breached any of their respective Charter Documents. Each Group Company maintains its books of accounts and records in the usual, regular and ordinary manner, on a basis consistent with prior practice, and which permits its Financial Statements to be prepared in accordance with the Accounting Standards. The register of members and directors (if applicable) of each Group Company is correct, there has been no notice of any proceedings to rectify any such register, and there are no circumstances which might lead to any application for its rectification. All documents required to be filed by each Group Company with the applicable Governmental Authority in respect of the relevant jurisdiction in which the relevant Group Companies is being incorporated have been properly made up and filed.

3.11 Financial Statements. The Company has delivered to the Investors (i) the audited balance sheet and statements of operations and cash flows for Missfresh Limited as of and for the twelve-month period ended December 31, 2017 and December 31, 2018 (the “Annual Statement Date”), (ii) the unaudited balance sheet (the “Balance Sheet”) and statements of operations and cash flows for Missfresh Limited as of and for the twelve-month period ended December 31, 2019, and (iii) the unaudited Balance Sheet and statements of operations and cash flows for Missfresh Limited as of and for the three-month period ending March 31, 2020 (the “Statement Date”) (collectively, the financial statements referred to in sub-clauses (i) through (iii) above, the “Financial Statements”). The Financial Statements (a) have been prepared in accordance with the books and records of the PRC Companies, (b) fairly present in all material respects the financial condition and position of the PRC Companies as of the dates indicated therein and the results of operations and cash flows of the PRC Companies for the periods indicated therein, except in the case of unaudited financial statements for the omission of notes thereto and normal year-end audit adjustments that are not expected to be material, and (c) were prepared in accordance with the applicable Accounting Standards applied on a consistent basis throughout the periods involved. All of the accounts receivable owing to any of the Group Companies, including without limitation all accounts receivable set forth on the Financial Statements, constitute valid and enforceable claims and are current and collectible in the ordinary course of business, net of any reserves shown on the Financial Statements (which reserves are adequate and were calculated on a basis consistent with the Accounting Standards), and no further goods or services are required to be provided in order to complete the sales and to entitle the applicable Group Company to collect in full in respect of any such receivables. There are no material contingent or asserted claims, refusals to pay, or other rights of set-off with respect to any accounts receivable of any Group Company.

3.12 Changes. Since the Statement Date, each Group Company (i) has operated its business in the ordinary course consistent with its past practice, (ii) used its commercially reasonable efforts to preserve its business, (iii) collected receivables and paid payables and similar obligations in the ordinary course of business consistent with past practice, and (iv) not engaged in any new line of business or entered into any agreement, transaction or activity or made any commitment except those in the ordinary course of business consistent with past practice. Since the Statement Date, there has not been any Material Adverse Effect or any material change in the way any Group Company conducts its business, and there has not been by or with respect to any Group Company:

(i) any purchase, acquisition, sale, lease, disposal of or other transfer of any assets that are individually or in the aggregate material to its business, whether tangible or intangible, other than the purchase or sale of inventory in the ordinary course of business consistent with its past practice or changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(ii) any acquisition (by merger, consolidation or other combination, or acquisition of stock or assets, or otherwise) of any business or other Person or division thereof, or any sale or disposition of any business or division thereof which could reasonably be expected to have a Material Adverse Effect;

(iii) any waiver, termination, cancellation, settlement or compromise by a Group Company of a material right, debt or claim owed to it;

(iv) any incurrence, creation, assumption, repayment, satisfaction, or discharge of (1) any material Lien (other than Permitted Liens) or (2) any Indebtedness or guarantee, or the making of any loan or advance (other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with its past practice), or the making of any investment or capital contribution, except such incurrence, creation, assumption, repayment, satisfaction, or discharge made in the ordinary course of business that would not have a Material Adverse Effect;

(v) any entry into, termination of or material amendment any Material Contract, or any amendment to or waiver under any Charter Document;

(vi) any material change in any compensation arrangement or Contract with any Key Employee of any Group Company, or adoption of any new Benefit Plan, or made any material change in any existing Benefit Plan;

(vii) any declaration, setting aside or payment of any dividend or other distribution in respect of any Equity Securities of any Group Company, or any issuance, transfer, redemption, purchase or acquisition of any Equity Securities by any Group Company except those contemplated in accordance with the Transaction Documents;

(viii) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect on the assets, properties, financial condition, operation or business of any Group Company;

(ix) any material change in accounting methods or practices or any revaluation of any of its assets;

(x) except in the ordinary course of business consistent with its past practice, entry into any closing agreement in respect of Taxes, settlement of any claim or assessment in respect of any Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of any Taxes, entry or change of any Tax election, change of any method of accounting resulting in an amount of additional Tax or filing of any material amended Tax Return;

(xi) any commencement or settlement of any material Action which could reasonably be expected to have a Material Adverse Effect;

(xii) any authorization, , pledge or other disposition of any Equity Securities of any Group Company;

(xiii) any resignation or termination of any Key Employee of any Group Company or any material group of employees of any Group Company;

(xiv) any transaction with any Related Party except in the ordinary course of business consistent with its past practice; or

(xv) any agreement or commitment to do any of the things described in this Section 3.12.

3.13 Actions. Except as set forth in Section 3.133.14 of the Disclosure Schedule, there is no Action pending or to the Warrantors’ best knowledge threatened in writing against or affecting any Group Company or any of its officers, directors or Key Employees with respect to its businesses or proposed business activities, or any officers, directors or Key Employees of any Group Company in connection with such person’s respective relationship with such Group Company, that would be reasonably expected to have a Material Adverse Effect. There is no judgment or award unsatisfied against any Group Company, nor is there any Governmental Order in effect and binding on any Group Company or their respective assets or properties, that would be reasonably expected to have a Material Adverse Effect. There is no Action pending by any Group Company against any third party nor does any Group Company intend to commence any such Action.

3.14 Liabilities. Except as set forth in Section 3.14 of the Disclosure Schedule, no Group Company has any Liabilities of the type required to be disclosed on a balance sheet except for (i) liabilities set forth in the Balance Sheet that have not been satisfied since the Statement Date, and (ii) current liabilities incurred since the Statement Date in the ordinary course of the Group’s business consistent with its past practices and which do not exceed RMB7,500,000 in the aggregate. None of the Group Companies has any Indebtedness that it has directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which the Group Company has otherwise become directly or indirectly liable. None of the Group Companies is a guarantor or indemnitor of any Liabilities of any other Person (other than a Group Company), except for which do not exceed RMB7,500,000 in the aggregate.

3.15 Commitments.

(i) Section 3.15(i) of the Disclosure Schedule contains a complete and accurate list of all Material Contracts. “Material Contracts” means, collectively, each Contract to which a Group Company or any of its properties or assets is bound or currently subject to that (a) involves obligations (contingent or otherwise) or payments in excess of RMB15,000,000, (b) involves Intellectual Property that is material to a Group Company (other than generally-available “off-the-shelf” shrink-wrap software licenses obtained by the Group on non-exclusive and non-negotiated terms), including without limitation, the Licenses, (c) restricts the ability of a Group Company to compete or to conduct or engage in any business or activity or in any territory, (d) relates to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any Equity Securities, (e) involves any provisions providing for exclusivity, “change in control”, “most favored nations”, rights of first refusal or first negotiation or similar rights, or grants a power of attorney, agency or similar authority, (f) is with a Related Party, (g) involves indebtedness over RMB7,500,000, an extension of credit, a guaranty, surety or assumption of any obligation or any secondary or contingent Liabilities, deed of trust, or the grant of a Lien, (h) involves the lease, license, sale, use, disposition or acquisition of all or substantially all of the assets of a business, (i) involves the waiver, compromise, or settlement of any dispute, claim, litigation or arbitration over RMB7,500,000, (j) involves the ownership or lease of, title to, use of, or any leasehold or other interest in, any real or personal property (except for personal property leases in the ordinary course of business and involving payments of less than RMB7,500,000), including without limitation, the Leases, (k) involves the establishment, contribution to, or operation of a partnership, joint venture, alliance or similar entity, or involving a sharing of profits or losses (including joint development and joint marketing Contracts), or any investment in, loan to or acquisition or sale of the securities, equity interests or assets of any Person, with the payment or valuation over RMB7,500,000, (l) is between a PRC Company and another Group Company, (m) is with a Governmental Authority, state-owned enterprise, or sole-source supplier of any material product or service (other than utilities), (n) is a Benefits Plan, or a collective bargaining agreement or is with any labor union or other representatives of the employees, (o) is a brokerage or finder’s agreement, or (p) material sales agency, marketing or distributorship Contract valued over RMB15,000,000, (q) is with a supplier to which the Group Companies make or expect to make over RMB15,000,000 in payments in any twelve (12) month period, (r) is with a warehouse contractor or other provider of warehouse services to which the Group Companies make or expect to make over RMB15,000,000 in payments in any twelve (12) month period, or (s) is otherwise material to a Group Company or is one on which a Group Company is substantially dependent.

(ii) A true, fully-executed copy of each Material Contract including all amendments and supplements thereto (and a written summary of all terms and conditions of each non-written Material Contract) has been delivered to the Investors. Each Material Contract is a valid and binding agreement of the Group Company that is a party thereto, the performance of which does not and will not violate any applicable Law or Governmental Order, and is in full force and effect and enforceable against the parties thereto, except (x) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, and (y) as may be limited by Laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies. Each Group Company has duly performed all of its obligations in all material aspects under each Material Contract to the extent that such obligations to perform have accrued, and no material breach or default, alleged material breach or alleged default, or event which would (with the passage of time, notice or both) constitute a material breach or default thereunder by such Group Company or to the best knowledge of such Group Company, any other party or obligor with respect thereto, has occurred, or as a result of the execution, delivery, and performance of the Transaction Documents will occur. No Group Company has given notice (whether or not written) that it intends to terminate a Material Contract or that any other party thereto has breached, violated or defaulted under any Material Contract. No Group Company has received any written notice that it has breached, violated or defaulted under any Material Contract or that any other party thereto intends to terminate such Material Contract.

3.16 Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions Laws.

(i) None of the Group Companies nor any of its directors, officers, agents, employees, affiliates or any other person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”), is aware of or has taken any action, directly or indirectly, that would result in a violation of or has violated the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act 2010, as amended, the PRC Interim Provisions on the Prohibition of Commercial Bribery, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC, or any other applicable anti-bribery or anti-corruption Laws (“Anti-Bribery Laws”), including, without limitation, using any funds for any unlawful contribution, gift, entertainment or other unlawful payments to any foreign or domestic governmental official or employee from funds, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other person acting in an official capacity for any Governmental Authority, to any political party or official thereof or to any candidate for political office, to any officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise (individually and collectively, a “Government Official”) or to any person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(a) influencing any act or decision of such Government Official in his official capacity,

(b) inducing such Government Official to do or omit to do any act in relation to his lawful duty,

(c) securing any improper advantage, or

(d) inducing such Government Official to influence or affect any act or decision of any Governmental Authority,

in order to assist any of the Group Companies in obtaining or retaining business for or with, or directing business to any of the Group Companies or in connection with receiving any approval of the transactions contemplated herein. No Company Affiliate has accepted anything of value for any of the purposes listed in clauses (a) through (d) of this section.

(ii) The operations of the Group Companies are and have been conducted at all times in compliance with applicable anti-money laundering statutes of all jurisdictions, including, without limitation, all U.S. anti-money laundering Laws, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Group Companies with respect to the Money Laundering Laws is pending, or threatened.

(iii) None of (a) the Group Companies or (b) any officer, employee, director, agent, affiliate or person acting on behalf of any of the Group Companies, ((a) and (b) collectively, “Relevant Person”) is a Relevant Person that is owned or controlled by a person that is targeted by or the subject to of any sanctions from time to time administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”), or by the U.S. Department of State or by Her Majesty’s Treasury or any sanctions imposed by the European Union (including under Council Regulation (EC) No. 194/2008), the United Nations Security Council or any other relevant Governmental Authority and any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, as amended or the Iran Sanctions Act, as amended (collectively, the “Sanctions”).

(iv) The Company will not directly or indirectly use the Proceeds, or lend, contribute or otherwise make available such to any subsidiary, joint venture partner or other person for the purpose of funding or facilitating any activities or business of or with any person towards any sales or operations in Cuba, Iran, Syria, the Democratic People’s Republic of Korea, Crimea or any other country sanctioned by OFAC from time to time or for the purpose of funding any operations or financing any investments in, or make any payments to, any person targeted by or subject to any Sanctions.

(v) The use of the Proceeds will be in compliance with and will not result in the breach by any Relevant Person of the Sanctions; and the Company further covenants not to engage, directly or indirectly, in any other activities that would result in a violation of Sanctions by any person, including any person participating in this Agreement.

(vi) No Company Affiliate has been convicted by a Governmental Authority of violating the Anti-Bribery Laws.

(vii) None of the Group Companies are aware of any investigation of, or request for information from, any of the Group Companies by any Governmental Authority regarding a violation or potential violation of any of the Anti-Bribery Laws. None of the Group Companies has received any allegation related to a violation or potential violation of the Anti-Bribery Laws, nor does any Group Company have any information that any person has made any payment in violation of any Anti-Bribery Law on behalf of or for the benefit of the Group Companies.

(viii) No Government Official or Governmental Authority owns or shall receive an interest, whether direct or indirect, legal or beneficial, in any of the Group Companies or its Affiliates or has or will receive any legal or beneficial interest not mandated by applicable Laws in the Proceeds.

(ix) Each Group Company has established and continues to maintain reasonable internal controls and procedures intended to ensure compliance with the Anti-Corruption Laws, including an anti-corruption policy.

3.17 Title; Properties.

(i) Title; Personal Property. Each Group Company has good and valid title to all of its respective assets, whether tangible or intangible (including those reflected in the Balance Sheet, together with all assets acquired thereby since the Statement Date, but excluding those that have been disposed of since the Statement Date), in each case free and clear of all Liens, other than Permitted Liens. The foregoing assets collectively represent all assets (including all rights and properties) necessary for the conduct of the business of each Group Company as presently conducted. Except for leased or licensed assets, no Person other than a Group Company owns any interest in any such assets. All leases of real or personal property to which a Group Company is a party are fully effective and afford the Group Company valid leasehold possession of the real or personal property that is the subject of the lease. All machinery, vehicles, equipment and other tangible personal property owned or leased by a Group Company are in good condition and repair (reasonable wear and tear excepted). There are no facilities, services, assets or properties which are used in connection with the business of the Group and which are shared with any other Person that is not a Group Company.

(ii) Real Property. No Group Company owns or has legal or equitable title or other right or interest in any real property other than as held pursuant to Leases. Section 3.17(ii) of the Disclosure Schedule sets forth each leasehold interest pursuant to which any Group Company holds any real property with the annual rental on or above RMB1,000,000 (a “Lease”), indicating the parties to such Lease and the address of the property demised under the Lease, the rent payable under the Lease and the term of the Lease. The particulars of the Leases as set forth in Section 3.17(ii) of the Disclosure Schedule are true and complete in material aspects. The lessor under each Lease is qualified and has obtained all Consents necessary to enter into such Lease, including without limitation any Consents required from the owner of the property demised pursuant to the Lease if the lessor is not such owner. There is no material claim asserted or, to the best knowledge of the Warrantors, threatened in writing by any Person regarding the lessor’s ownership of the property demised pursuant to each Lease. Each Lease is in compliance with applicable Laws in all material aspects, including with respect to the ownership and operation of property and conduct of business as now conducted by the applicable Group Company which is a party to such Lease. Each Group Company which is party to a Lease has accepted possession of the property demised pursuant to the Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest. No Group Company uses any real property in the conduct of its business except insofar as it has secured a Lease with respect thereto.

3.18 Related Party Transactions. Other than as set forth in Section 3.18 of the Disclosure Schedule, no Related Party has any Contract, understanding, or proposed transaction with, or is indebted to, any Group Company or has any direct or indirect interest in any Group Company other than as set forth in Section 3.2(i) of the Disclosure Schedule, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any Related Party (other than for accrued salaries, for the current pay period, reimbursable expenses or other standard employee benefits). No Related Party has any direct or indirect interest in any Person with which a Group Company is affiliated or with which a Group Company has a material business relationship (including any Person which purchases from or sells, licenses or furnishes to a Group Company any goods, intellectual or other property rights or services), or in any Contract to which a Group Company is a party or by which it may be bound or affected, and no Related Party directly or indirectly competes with, or has any interest in any Person that directly or indirectly competes with, any Group Company (other than ownership of less than one percent (1%) of the stock of publicly traded companies). Each transaction between any Group Company and any Related Party (if any) entered into or occurring prior to the Closing shall (i) have been arms-length transactions with fair market price and shall not impair the interests of any holder of Equity Securities of the Company, or (ii) have been transactions duly approved by the Board in accordance with the Charter Documents of any Group Company (if applicable).

3.19 Intellectual Property Rights.

(i) Company IP. Each Group Company owns or otherwise has sufficient rights (including but not limited to the rights of development, maintenance, licensing and sale) to or otherwise has the licenses to use all Intellectual Property necessary and sufficient to conduct its business as currently conducted and proposed to be conducted by such Group Company (“Company IP”) without any known conflict with or known infringement of the rights of any other Person. Section 3.19(i) of the Disclosure Schedule sets forth a complete and accurate list of all registered Intellectual Property owned, licensed to or used by the Group Companies necessary and sufficient to conduct its business, including for each the relevant name or description, registration/certification number, and filing, registration or issue date.

(ii) IP Ownership. All Company Registered IP is owned by and registered or applied for solely in the name of a Group Company, is valid and subsisting and has not been abandoned, and all necessary registration, maintenance and renewal fees with respect thereto and currently due have been satisfied. No Group Company or any of its employees, officers or directors has taken any actions or failed to take any actions that would cause any Company Owned IP to be invalid, unenforceable or not subsisting. No funding or facilities of a Governmental Authority or a university, college, other educational institution or research center was used in the development of any material Company Owned IP. No material Company Owned IP is the subject of any Lien, license or other Contract granting rights therein to any other Person. No Group Company is or has been a member or promoter of, or contributor to, any industry standards bodies, patent pooling organizations or similar organizations that could require or obligate a Group Company to grant or offer to any Person any license or right to any material Company Owned IP. No Company Owned IP is subject to any proceeding or outstanding Governmental Order or settlement agreement or stipulation that (a) restricts in any manner the use, transfer or licensing thereof, or the making, using, sale, or offering for sale of any Group Company’s products or services, by any Group Company, or (b) may affect the validity, use or enforceability of such Company Owned IP. Each Principal has assigned and transferred to a Group Company any and all of his/her Intellectual Property related to the Business. No Group Company has (a) transferred or assigned any Company IP; (b) authorized the joint ownership of, any Company IP; or (c) permitted the rights of any Group Company in any Company IP to lapse or enter the public domain.

(iii) Infringement, Misappropriation and Claims. No Group Company has violated, infringed or misappropriated any Intellectual Property of any other Person, nor has any Group Company received any written notice alleging any of the foregoing. To the best knowledge of the Warrantors, no Person has violated, infringed or misappropriated any Company IP of any Group Company, and no Group Company has given any written notice to any other Person alleging any of the foregoing. No Group Company has received any written notice from any Person that challenged the ownership or use of any Company IP by a Group Company. No Group Company has agreed to indemnify any Person for any infringement, violation or misappropriation of any Intellectual Property by such Person.

(iv) Assignments and Prior IP. All inventions and know-how conceived by employees of a Group Company related to the business of such Group Company are currently owned exclusively by a Group Company. All employees, contractors, agents and consultants of a Group Company who are or were involved in the creation of any Intellectual Property for such Group Company have executed an assignment of inventions agreement that vests in a Group Company exclusive ownership of all right, title and interest in and to such Intellectual Property, to the extent not already provided by Law. All employee inventors of Company Owned IP have received reasonable reward and remuneration from a Group Company for his/her service inventions or services technology achievements in accordance with the applicable PRC Laws. It will not be necessary to utilize any Intellectual Property of any such Persons made prior to their employment by a Group Company and none of such Intellectual Property has been utilized by any Group Company, except for those that are exclusively owned by a Group Company. To the best knowledge of the Warrantors, none of the employees, consultant or independent contractors currently or previously employed or otherwise engaged by any Group Company, (a) is in violation of any current or prior confidentiality, non-competition or non-solicitation obligations to such Group Company or to any other Persons, including former employers, or (b) is obligated under any Contract, or subject to any Governmental Order, that would interfere with the use of his or her commercially reasonable efforts to promote the interests of the Group Companies or that would conflict with the business of such Group Company as presently conducted.

(v) Licenses. Section 3.19(v) of the Disclosure Schedule contains a complete and accurate list of the Licenses. The “Licenses” means, collectively, (a) all licenses, sublicenses, and other Contracts to which any Group Company is a party and pursuant to which any third party is authorized to use, exercise or receive any benefit from any material Company IP, and (b) all licenses, sublicenses and other Contracts to which any Group Company is a party and pursuant to which such Group Company is authorized to use, exercise, or receive any benefit from any material Intellectual Property of another Person, in each case except for (1) agreements involving “off-the-shelf” commercially available software, and (2) non-exclusive licenses to customers of the Business in the ordinary course of business consistent with past practice. The Group Companies have paid all license and royalty fees required to be paid under the Licenses.

(vi) Protection of IP. Each Group Company has taken reasonable and appropriate steps to protect, maintain and safeguard Company IP and made all applicable filings, registrations and payments of fees in connection with the foregoing. Without limiting the foregoing, all current and former officers, employees, consultants and independent contractors, all suppliers, customers and other third parties of any Group Company having access to any Company IP have executed and delivered to such Group Company an agreement requiring the protection of such Company IP. To the extent that any Company IP has been developed or created independently or jointly by an independent contractor or other third party for any Group Company, or is incorporated into any products or services of any Group Company, such Group Company has a written agreement with such independent contractor or third party and has thereby obtained ownership of, and is the exclusive owner of all such independent contractor’s or third party’s Intellectual Property in such work, material or invention by operation of Law or valid assignment.

(vii) No Public Software. No Public Software forms part of any product or service provided by any Group Company or was or is used in connection with the development of any product or service provided by any Group Company or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any product or service provided by any Group Company. No Software included in any Company Owned IP has been or is being distributed, in whole or in part, or was used, or is being used in conjunction with any Public Software in a manner which would require that such Software be disclosed or distributed in source code form or made available at no charge.

(viii) Data privacy and personal information. The Group Companies and any of their Affiliated Persons’ collection, use, store, process, dissemination, public disclosure and cross-border transmission of any personally-identifiable information concerning individuals is in compliance with Cyber Security and Data Protection Related Laws and Contracts applicable to any Group Company in all material aspects. The Group Companies maintain policies and procedures regarding data security and privacy and maintain administrative, technical, and physical safeguards that are commercially reasonable and, in all material aspects, in compliance with all applicable Laws and Contracts applicable to any Group Company. To the best knowledge of the Warrantors, neither the Group Companies nor any of their Affiliated Persons have taken any action that constitutes data breaches, infringements of personal information or violation of Laws and regulations relating to personal information protection and cyber security, including without limitation (i) collecting or using personal information without obtaining prior consent of Persons whose information was collected unless otherwise permitted by Laws; (ii) collecting or using personal information without expressly indicating the purpose, methods and scope of such collection and use to the Person whose personal information was collected, or collecting personal information unrelated to the services provided; (iii) failing to strictly keep confidential the personal information obtained during the course of providing services, or disclosing, damaging, tampering or illegally (including without obtaining authorization or beyond authorization) providing such information to others; (iv) collecting, using or processing its stored personal information in violation of Laws, regulations or the agreements with the Person whose personal information was collected; and (v) stealing or otherwise unlawfully obtaining personal information, including obtaining personal information from sources that is illegal. There have been no material security breaches relating to, or material violations of any security policy regarding, any data or information of the Group Companies’ customers or used by the Group Companies. There has been no loss, unauthorized access, misappropriation, or misuse of any data or information of any Group Companies’ customers or used by the Group Companies during the conduct of Business. To the best knowledge of the Warrantors, neither the Group Companies nor any of their Affiliated Persons have been investigated, inquired or been subject to any other action by the regulatory body against the Group Companies or any of their Affiliated Persons, or sued or claimed compensation by any third party as a result of data mismanagement or illegal use of data.

3.20 Labor and Employment Matters.

(i) Each Group Company has complied with all applicable Laws related to labor or employment, including provisions thereof relating to recruitment, wages, hours, working conditions, benefits, retirement, social welfare, equal opportunity and collective bargaining. There is not pending or to the best knowledge of the Warrantors, threatened, and there has not been since the incorporation of each Group Company, any Action relating to the violation or alleged violation of any applicable Law by such Group Company related to labor or employment, including any Action filed by any employee or any warehouse contractor or warehouse worker with any Governmental Authority or any Group Company.

(ii) Section 3.20(ii) of the Disclosure Schedule contains a true and complete list of each Benefit Plan currently or previously adopted, maintained, or contributed to by any Group Company or under which any Group Company has any Liability or under which any employee or former employee of any Group Company has any present or future right to benefits. Except for required contributions or benefit accruals for the current plan year, no Liability has been or is expected to be incurred by any Group Companies under or pursuant to any applicable Law relating to any Benefit Plan or individual employment compensation agreement, and, no event, transaction or condition has occurred or exists that would result in any such Liability to any Group Companies. Each of the Benefit Plans listed in Section 3.20(ii) of the Disclosure Schedule is and has at all times been in compliance with all applicable Laws (including without limitation, SAFE Rules and Regulations, if applicable), and all contributions to, and payments for each such Benefit Plan have been timely made. There are no pending or threatened Actions involving any Benefit Plan listed in Section 3.20(ii) of the Disclosure Schedule (except for claims for benefits payable in the normal operation of any Benefit Plan). Each Group Company maintains, and has fully funded, each Benefit Plan and any other labor-related plans that it is required by Law or by Contract to maintain. Each Group Company is in compliance with all Laws and Contracts relating to its provision of any form of Social Insurance, and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable Laws and Contracts.

(iii) There has not been, and there is not now pending or, to the best knowledge of the Warrantors, threatened, any strike, union organization activity, lockout, slowdown, picketing, or work stoppage or any unfair labor practice charge against any Group Company. No Group Company is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral Contract, commitment or arrangement with any labor union or any collective bargaining agreements.

(iv) Schedule II enumerates each Key Employee. Each such individual is currently devoting all of his or her business time to the conduct of the business of the applicable Group Company, except as approved by the Board of the Company in accordance with the Charter Documents of the Company. To the best knowledge of the Warrantors, no such individual is subject to any covenant restricting him/her from working for any Group Company. No such individual is obligated under, or in violation of any term of, any Contract or any Governmental Order relating to the right of any such individual to be employed by, or to contract with, such Group Company. No Group Company has received any notice alleging that any such violation has occurred. No such individual is currently working or plans to work for any other Person that competes with any Group Company, whether or not such individual is or will be compensated by such Person, except as approved by the Board of the Company in accordance with the Charter Documents of the Company. No such individual or any group of employees of any Group Company has given any notice of an intent to terminate their employment with any Group Company, nor does any Group Company have a present intention to terminate the employment of any such individual or any group of employees.

3.21 Insurance. Each Group Company has in full force and effect insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to reasonably replace any of its properties and material assets that might be damaged or destroyed and in amounts customary for companies similarly situated. There is no material claim pending thereunder as to which coverage has been questioned, denied or disputed. All premiums due and payable under all such policies and bonds have been timely paid, and each Group Company is otherwise in compliance with the terms of such policies and bonds.

3.22 Customers and Suppliers. Section 3.22 of the Disclosure Schedule is a correct list of each of (i) the top ten (10) business customers (by attributed revenues), (ii) providers of Grand Warehouses (as defined below) and Grand Warehouse services (by attributed expenses), and (iii) the top ten (10) suppliers (excluding providers of warehouses and warehouse services) (by attributed expenses), (in each case, with related or affiliated Persons aggregated for purposes hereof) of the Group for the 12-month period ending on December 31, 2019, together with the aggregate amount of revenues received or expenses paid to such business partners during such periods. Each such supplier and provider of warehouses and warehouse services can provide sufficient and timely supplies of goods and services in order to meet the requirements of the Group’s Business consistent with prior practice. No Group Company has experienced or been notified in written of any shortage in goods or services provided by its suppliers, providers of warehouses and warehouse services, or other providers and has no reason to believe that any Person listed on Section 3.22 of the Disclosure Schedule would not continue to provide to, or purchase from, or cooperate with, respectively, or that it would otherwise alter its business relationship with, the Group at any time after the Closing, on terms substantially similar to those in effect on the date hereof. There is not currently any dispute pending between the Group and any Person listed on Section 3.22 of the Disclosure Schedule, which could reasonably be expected to have a Material Adverse Effect. For purpose of this Agreement, the “Grand Warehouse” means the warehouses of the Group Companies with functions of receiving, sorting and delivery of goods, which delivery includes the next-day delivery and delivery to the micro-warehouses, but excluding delivery to end-users.

3.23 Internal Controls. Each Group Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

3.24 Entire Business. No Group Company shares or provides any facilities, operational services, assets or properties with or to any other entity which is not a Group Company.

3.25 No Brokers. Except as set for the in Section 3.25 of the Disclosure Schedule, neither any Group Company nor any of its Affiliates has any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents, or has incurred any Liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with any of the Transaction Documents or the consummation of the transactions contemplated therein.

3.26 No General Solicitation. Neither any Group Company, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Subscribed Shares.

3.27 Disclosure. All information relating to the Group Companies which is known or would on reasonable enquiry be known to the Group Companies and which is material to be known by each Investor for its valuation of the transactions contemplated hereby has been disclosed to such Investor in writing. No representation or warranty of the Warrantors contained in this Agreement or any certificate furnished or to be furnished to the Investors at the Closing under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Warrantors and the Principals have not withheld any information or material in response to the Investors’ due diligence request in connection with the transactions contemplated hereby and none of the due diligence materials or information provided by the Warrantors or the Principals contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements contained in such materials or information not misleading.

3.28 Non-Compete. Except as provided under the Transaction Documents, there is no non-compete agreement or other similar commitment to which any Group Company is a party that would impose restrictions upon any Investor or its Affiliates.

4. Representations and Warranties of the Investors. Each Investor hereby represents and warrants to the Company, that:

4.1 Authorization. Such Investor has all requisite power and authority to execute and deliver the Transaction Documents to which it is a party and to carry out and perform its obligations thereunder. All action on the part of such Investor necessary for the authorization, execution and delivery of the Transaction Documents to which it is a party, has been taken or will be taken prior to the Closing. Each Transaction Document has been duly executed and delivered by such Investor (to the extent such Investor is a party), enforceable against such Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other Laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.2 Consents; No Conflicts. All Consents from or with any Governmental Authority or any other Person required in connection with the execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated by the Transaction Documents, in each case on the part of such Investor have been duly obtained or completed (as applicable) and are in full force and effect. The execution, delivery and performance of each Transaction Document by such Investor do not, and the consummation by each such party of the transactions contemplated thereby will not, with or without notice or lapse of time or both, (i) result in any violation of, be in conflict with, or constitute a default under any provision of any Charter Document of such Investor or its related Affiliates, (ii) result in any violation of, be in conflict with, or constitute a default under, in any material respect, any Governmental Order or any applicable Law, or (iii) result in any violation of, be in conflict with, or constitute a default under, or give rise to any right of termination, amendment, modification, acceleration or cancellation under, or give rise to any augmentation or acceleration of any Liability of such Investor or its related Affiliates under, any contract material to it.

4.3 Purchase for Own Account. The applicable Subscribed Shares being purchased by such Investor and the Conversion Shares thereof will be acquired for such Investor’s own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof; provided that, for the avoidance of doubt, no arrangement or Contract entered into with any co-investor or other source of financing of such Investor or its Affiliates will be deemed to be a violation of the representation and warranty set forth in this Section 4.3.

4.4 Status of Investor. Such Investor is either (i) an “accredited investor” within the meaning of the U.S. Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect, under the Securities Act, or (ii) not a “U.S. person” as defined in Rule 902 of Regulation S of the Securities Act. Such Investor has the knowledge, sophistication and experience necessary to make an investment decision like that involved in the purchase of the Series F Preferred Shares and can bear the economic risk of its investment in the Series F Preferred Shares. Such Investor has undertaken independent investigation and has evaluated such documents and information as necessary or appropriate for making an informed and intelligent decision with respect to the purchase of its purchased shares and the execution, delivery and performance of this Agreement and the other Transaction Documents.

4.5 Restricted Securities. Such Investor understands that the Series F Preferred Shares and the Conversion Shares are restricted securities within the meaning of Rule 144 under the Securities Act; that the Series F Preferred Shares and the Conversion Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

4.6 No Brokers. Neither such Investor nor any of its Affiliates has any Contract with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement or by any of the Transaction Documents, and none of them has incurred any Liability for any brokerage fees, agents’ fees, commissions or finders’ fees in connection with any of the Transaction Documents or the consummation of the transactions contemplated therein.

5. Conditions of the Investors’ Obligations at the Closing. The obligations of each Investor to consummate the Closing under Section 2 of this Agreement are subject to the fulfillment, to the satisfaction of such Investor on or prior to the Closing, or waiver by such Investor, of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Warrantors contained in Section 3 (i) that are not qualified by materiality or Material Adverse Effect shall have been true, correct, complete and not misleading in all material respects when made and shall be true, correct, complete and not misleading in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, (ii) that are qualified by materiality or Material Adverse Effect shall have been true, correct, complete and not misleading in all respects when made and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true, correct, complete and not misleading (with respect to the representations and warranties referred to in the foregoing clause (i), in all material respects) as of such particular date.

(b) Performance. Each Warrantor shall have performed and complied with all obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by them, on or before the Closing.

(c) Authorizations. All Consents of any competent Governmental Authority or of any other Person (including without limitation any creditor of the Group Companies) that are required to be obtained by any Warrantor in connection with the consummation of the transactions that are required to be consummated prior to the Closing as contemplated by the Transaction Documents (including but not limited to those related to the formation of the Company, the lawful issuance and sale of the Subscribed Shares, and any waivers of notice requirements, rights of first refusal, preemptive rights, put or call rights) shall have been duly obtained and effective as of the Closing, and evidence thereof shall have been delivered to the Investors.

(d) Proceedings and Documents. All corporate and other proceedings in connection with the transactions to be completed at the Closing and all documents incident thereto, including without limitation written approval from all of the then current holders of equity interests of each Group Company, as applicable, with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, shall have been completed in form and substance satisfactory to the Investors, and each Investor shall have received all such counterpart copies of such documents as it may reasonably request.

(e) Memorandum and Articles. The Memorandum and Articles, in the form attached hereto as Exhibit A, shall have been duly adopted by all necessary action of the Board of Directors and/or the members of the Company (which Memorandum and Articles shall have been duly filed with the appropriate authority(ies) of the Cayman Islands within five (5) Business Days after the Closing), and such adoption shall have become effective prior to the Closing with no alteration or amendment as of the Closing, and a stamped copy of the duly adopted Memorandum and Articles shall be delivered to the Investors after the Closing.

(f) Transaction Documents. Each of the parties to the Transaction Documents to be entered into on or prior to the Closing, other than the Investors, shall have executed and delivered such Transaction Documents to the Investors.

(g) No Material Adverse Effect. There shall have been no Material Adverse Effect since the Annual Statement Date.

(h) Closing Certificate. The chief executive officer of the Company shall have executed and delivered to the Investors at the Closing a certificate dated as of the Closing (i) stating that the conditions specified in this Section 5 (except for Section 5(j)) have been fulfilled as of the Closing, (ii) confirming all corporate and other proceedings in connection with the transactions to be completed at the Closing and all documents incident thereto, with respect to this Agreement and the other Transaction Documents to be entered into on or prior to the Closing and the transactions contemplated hereby and thereby, shall have been completed, and each Group Company which are signing parties hereto shall have delivered to the Investors all such counterpart copies of such documents as the Investors may reasonably request, and (iii) attaching thereto (a) copies of all resolutions approved by the shareholders and boards of directors of each Group Company (if applicable) related to the transactions contemplated hereby and which are signing parties hereto, which shall be form and substance reasonably satisfactory to the Investors, and (b) the good standing certificate with respect to the Company from the registrar of companies of Cayman Islands issued on the date no earlier than ten (10) Business Days before the Closing.

(i) Opinions of Counsel. The Investors shall have received (i) from Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, an opinion, dated as of the Closing, substantially in the form attached hereto as Exhibit F, and (ii) from Jingtian & Gongcheng, PRC counsel for the Company, an opinion, dated as of the Closing, substantially in the form attached hereto as Exhibit G.

(j) ODI Registration and Approvals. Each Investor shall have duly obtained all ODI Registration and Approvals with respect to its investment in the Company, as soon as reasonably practicable but in any event within ninety (90) days following the date of this Agreement, or by such other date as the Company and the Investors mutually agree.

(k) Waiver of Series F-1 Shareholders. The holders of Series F Preferred Shares under the Series F1 Preferred Share Purchase Agreement and the Investors shall have agreed on the form and substance of a deed of waiver, which, upon execution and delivery thereof would waive agreed obligations and liabilities of the Group Companies for breach of certain covenants contained in Section 7.1 of the Series F1 Preferred Share Purchase Agreement; and the holders of Series F Preferred Shares under the Series F1 Preferred Share Purchase Agreement (except for Capital Investment LLC and GS) shall have delivered such deed of wavier to the Investors.

6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to consummate the Closing under Section 2 of this Agreement, unless otherwise waived in writing by the Company, are subject to the fulfillment on or before the Closing of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of each Investor contained in Section 4 shall have been true and complete when made and shall be true and complete on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing, except in either case for those representations and warranties that address matters only as of a particular date, which representations will have been true and complete as of such particular date.

6.2 Performance. Each Investor shall have performed and complied with all covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by each Investor on or before the Closing.

6.3 Execution of Transaction Documents. Each Investor shall have executed and delivered to the Company the Transaction Documents that are required to be executed by such Investor on or prior to the Closing.

6.4 ODI Registration and Approvals. Each Investor shall have duly obtained all ODI Registration and Approvals with respect to its investment in the Company, as soon as reasonably practicable but in any event within ninety (90) days following the date of this Agreement, or by such other date as the Company and the Investors mutually agree, and shall have delivered evidences of such approvals and fillings to the Company.

7. Covenants; Miscellaneous.

7.1 Post-Closing Covenants.

(1) Licenses.

(i) Within six (6) months following the Series F1 Closing Date, the Warrantors shall procure that each Group Company and its Subsidiaries and/or branches that have been duly incorporated on or prior to the date hereof, if applicable, shall duly obtain its Food Operation License (食品经营许可证) as required by competent Governmental Authorities, and each Group Companies and its Subsidiaries, if applicable, will not operate any branch or business which requires a Food Operation License unless such necessary Food Operation License (食品经营许可证) has been obtained.

(ii) Within six (6) months following the Series F1 Closing Date, Beijing WFOE and Mrfresh VIE and their respective applicable branches that have been duly incorporated on or prior to the date hereof shall use their reasonable best efforts to update the registration of their Food Operation License (食品经营许可证) with the competent Governmental Authority to reflect the addresses of their respective warehouses, to the extent expressly required by competent Governmental Authorities.

(iii) As soon as practically possible following the Closing, each of the relevant Group Companies (i.e., Beijing WFOE, Beijing WFOE First Branch, Beijing WFOE Sixth Branch, Beijing WFOE Tianjin First Branch, Beijing WFOE Shijiazhuang First Branch, Beijing WFOE Wuxi First Branch, Beijing WFOE Suzhou First Branch, Beijing WFOE Nantong First Branch, Beijing WFOE Kunshan First Branch and Beijing WFOE Hefei First Branch) shall use its reasonable best efforts to renew and update its Food Operation Licenses (食品经营许可证) to include the “conducting business via Internet” as its operation type, to the extent expressly required by competent Governmental Authorities.

(iv) The Warrantors shall procure that each Group Company and any branch of any Group Company, if applicable, continue to hold all relevant necessary licenses and permits as required under applicable Laws and comply with such licenses, permits or other requirements under applicable Laws on a continuing basis.

(2) Reducing Defective Rate of Warehouse Leasing. Beijing WFOE shall, and other Group Companies and the Principals shall procure Beijing WFOE and Mrfresh VIE to, maintain the warehouse Defective Leasing rate (i) at a certain percentage no higher than twenty-five percent (25%) following the Closing, and (ii) at a certain percentage that would not adversely affect or impede the Qualified IPO (as defined in the Shareholders Agreement). For the purpose of this Section 7.1(2), the “Defective Leasing” shall mean any of the following situations: (i) the lessor fails to acquire the housing ownership certificate or other legal ownership certificates or under the circumstance of subletting, the lessee fails to obtain the landlord’s written approval of sublet; (ii) the nature of land and housing planning purpose of the leased warehouse is residence, homestead or other situations prohibited from being used as warehouse by relevant real estate Laws and regulations; (iii) the leasing warehouse is illegally reconstructed or partitioned.

(3) Employee Matters. As soon as practically possible following the Closing, the Group Companies shall use best efforts to comply with all applicable PRC Laws in all material respects, including without limitation, Laws pertaining to Social Insurance, welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions and labor dispatch. The Group Companies shall use best efforts to pay and fund all Social Insurance obligations incurred prior to Closing, in accordance with applicable Laws and the expressly requirements of competent Governmental Authorities within twelve (12) months after the Closing. The Group Companies shall use best efforts to makes all Social Insurance payments required pursuant to applicable Laws in relation to all post-closing periods and procure the non-compliance thereof would not adversely affect or impede the Qualified IPO.

(4) Housing Tenancy Registration. As soon as practically possible following the Closing, the Group Companies shall use commercially best efforts to complete housing tenancy registration with regard to all the real properties rent for now and in the future.

(5) Regulatory Compliance. The Warrantors shall use best efforts to comply with all applicable Laws in all material respects, including but not limited to applicable Laws in connection with sales and marketplace of grocery, food safety, housing leasing, foreign exchange (including but not limited to SAFE Circular 37 and SAFE Circular 19), consumer protection, cyber security, privacy, personal data and information protection and other businesses and operations of the Group Companies.

(6) Transfer to Competitors. Notwithstanding anything to the contrary contained herein, during the twenty-four (24) months period commencing on the date of issuance of the Equity Securities of the Company to each Investor and prior to the initial public offering of the Company, each Investor shall not sell, transfer or dispose of such Equity Securities to any Company Competitor without the prior consent of the Board of Directors at a duly convened board meeting or via a unanimous written consent. In case a dispute arises as to whether a Person falls under the scope of Company Competitors, the Company and such Investor shall discuss in good faith on this, and the final decision shall be supported by written evidence thereof. For the avoidance of doubt, nothing in this Section 7.1(6) shall restrict each Investor from selling, transferring or disposing of any Equity Securities of the Company to any of its Affiliates.

(7) Tax Compliance. The Warrantors shall, as soon as practicably possible following the Closing, use best efforts to fully comply with the relevant Tax Laws on individual income tax withholdings in all material respects.

(8) Update of the Employee Manual. Within three (3) months following the Closing Date, the Group Companies shall update the employee manual to remove any reference to the flexible working hour system (不定时工时制).

(9) Data Compliance. The Group Companies shall comply with the Cyber Security and Data Protection Related Laws in all material aspects of the existing business and the operations of the Company, including but not limited to: (i) compliance with the laws, regulations and national standards relating to personal information and/or important data collection, storage and use; (ii) adding relevant data protection provisions in the data transfer agreement between the Company and the third party, or requiring the third party to sign a separate data protection agreement, and supervising third parties to implement the requirements of data security management; (iii) prohibiting illegally providing personal information without users’ authorizations; (iv) adopting technical and other necessary measures (including but not limited to the user account cancellation mechanism and user data deletion system) to the satisfaction of the Investors which comply with the Cyber Security and Data Protection Related Laws within six (6) months after the Closing, to safeguard network operation security and network information security; and (v) paying close attention to the updates of the Cyber Security and Data Protection Related Law, and ensuring that the Company’s business operations are in compliance with the valid data compliance requirements at any stage.

(10) Notification to Lenders.

(i) Within three (3) months following the Closing Date, Beijing WFOE shall, notify, or obtain consents, as applicable, from (a) Bank of Beijing Shuangxiu Branch (北 京银行双秀分行) pursuant to the loan agreement entered into by and between Beijing WFOE and Bank of Beijing Shuangxiu Branch on August 14, 2019; (b) Bank of Shanghai Beijing Branch (上海银行北京分行) pursuant to the facility agreement entered into by and between Beijing WFOE and Bank of Shanghai Beijing Branch on November 28, 2019; (c) China Construction Bank Beijing Chaoyang Branch (建设银行朝阳支行) pursuant to the loan agreement entered into by and between Beijing WFOE and China Construction Bank Beijing Chaoyang Branch on March 3, 2020; (d) Shanghai Pudong Development Bank (浦发银行) pursuant to the facility agreement entered into by and between Beijing WFOE and Shanghai Pudong Development Bank on July 29, 2019; and (e) China Merchants Bank Beijing Branch (招商银行北京分行) pursuant to the facility agreement entered into by and between Beijing WFOE and China Merchants Bank Beijing Branch on March 2, 2020 (the “China Merchants Bank Loan Agreement”), respectively, with respect to the historical changes to the registered capital, shareholding structure, business scope and investments of Beijing WFOE as the borrower.

(ii) Within three (3) months following the Closing Date, Beijing WFOE shall notify China Merchants Bank Beijing Branch pursuant to the China Merchants Bank Loan Agreement with respect to the transaction contemplated hereby.

(iii) Before June 30, 2020, either (x) the Warrantors shall cause SPD Silicon Valley Bank, Beijing Branch (浦发硅谷银行有限公司北京分行) to waive any and all obligations and liabilities of the Company for breach of Section 2.4 (约定事项) of the Guarantee Agreement (Maximum Amount) (保证协议(最高额)) (No. CLBJ1905007-GA) entered into by the Company and SPD Silicon Valley Bank, Beijing Branch (浦发硅谷银行有限公司北京分行) on July 29, 2019 with respect to the transactions contemplated hereunder, or (y) Beijing WFOE shall repay the outstanding loans under the Credit Agreement (授信协议) (No. CLBJ1905007) between Beijing WFOE and SPD Silicon Valley Bank, Beijing Branch (浦发硅谷银行有限公司北京分行) as of July 29, 2019.

(11) Registration of Equity Pledge. Within three (3) months following the Closing Date, the Warrantors shall (i) cause the shareholders of Beijing VIE and Wuhan VIE to complete the registration of the pledge of the equity interests in Beijing VIE and Wuhan VIE in favor of Jinan WFOE with the local counterpart of SAMR, respectively, pursuant to the relevant Control Documents, or (ii) take other actions or make other arrangements to the satisfaction of the Investors to resolve the share pledge issue under the Control Documents between Jinan WFOE and Beijing VIE and Wuhan VIE respectively.

(12) Repayment of Shareholder Loans. Prior to the initial public offering of the Company, the Principals shall, and shall, together with the Warrantors, cause the other relevant senior officers of the Group Companies to fully repay the Offshore Shareholder Loans and Onshore Shareholder Loans, as applicable.

(13) Signing of Loan Agreements. Within three (3) months following the Closing Date, (i) Mr. Xu Zheng shall enter into a written loan agreement with Jinan WFOE with respect to the loan in the amount of RMB 500,000 extended by the Jinan WFOE to Mr. Xu Zheng in form and substance satisfactory to the Investors; and (ii) Beijing WFOE shall enter into a written loan agreement with Beijing Jiahao Consulting Services Co., Ltd. (北京加号咨询服务有限公司) with respect to the loan in the amount of RMB 9,334,975.4 extended by Beijing WFOE to Beijing Jiahao Consulting Services Co., Ltd. (北京加号咨询服务有限公司) in form and substance satisfactory to the Investors.

(14) Removal from the List of Enterprises with Abnormal Operations. Within three (3) months following the Closing Date, each of the relevant Group Companies that have been duly incorporated on or prior to the date hereof (including without limitation Mrfresh VIE Tianjin Branch, Beijing WFOE Kunshan First Branch, and Beijing WFOE Qingdao First Branch) shall register the change in its address with local counterpart of SAMR or take other remedial measures and cause to be removed from the List of Enterprises with Abnormal Operations (异常经营名录).

(15) Obtaining of Approval of Sublease. Within six (6) months following the Closing Date, the relevant Group Companies shall obtain the approval of sublease from the landlords on the premises of No. 151, 1st Floor, Music Plaza, Nanlou Jingshi, No. 87 North Balizhuang, Chaoyang District, Beijing (北京市朝阳区八里庄北里87号南楼京师音乐广场项目一层151号), and A.I+ Industrial Park, Zhongke Chuangyao, Hongyan South One Road, Chaoyang District, Beijing (北京市朝阳区弘燕南一路中科创耀A.I+产业园).

(16) Waiver of Capital Investment LLC. Within two (2) months following the Closing Date, the Company shall deliver to the Investors a deed of wavier duly signed by Capital Investment LLC, in such form and substance as having been agreed on in accordance with Section 5(k) hereof.

7.2 Covenant with respect to the Investment. In connection with the transactions contemplated hereby, the Group Companies shall not, and shall cause the Principals not to, and shall use their best efforts to procure their employees, representatives, agents and sub-contractors not to, directly or indirectly, (i) make any payment or offer or give, or promise to make any payment or offer or give, anything of value to any government agency or Government Official or any employee of the Investors with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such person, or constituting a bribe, kickback or illegal or improper payment in violation of anti-corruption, anti-bribery and anti-unfair competition Laws of the PRC or any other applicable jurisdiction or (ii) solicit or accept any gift or offer from any person in exchange for any improper business advantage or take or cause to be taken any other actions in violation of anti-corruption, anti-bribery and anti-unfair competition Laws.

7.3 Satisfaction of Condition Precedent. The Warrantors shall use their respective reasonable best efforts to cause each of the conditions precedent set forth in Section 5 (except for Section 5(j)) to be satisfied as soon as practicable and in any event prior to the Long Stop Date. In particular, the Warrantors shall provide all necessary assistance to cause the conditions precedent set forth in Section 5(j) to be satisfied as soon as practicable and in any event within ninety (90) days after the date hereof. Each Investor shall use its reasonable best efforts to cause each of the conditions precedent set forth in Section 6 to be satisfied as soon as practicable and in any event prior to the Long Stop Date.

7.4 Further Assurance. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the other Transaction Documents, provided that except as expressly provided herein, no Party shall be obligated to grant any waiver of any condition or other waiver hereunder.

7.5 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto whose rights or obligations hereunder are affected by such terms and conditions. This Agreement and the rights and obligations therein may not be assigned by any Warrantor without the prior written consent of the Investors, provided that each Investor may (i) at any time, assign its rights and obligations hereunder to any of its Affiliates without the consent of any other Party hereunder, (ii) after the Closing, assign its rights and obligations hereunder to any Person in connection with the transfer of the Equity Securities held by such Investor to such Person in accordance with the Transaction Documents (including the Warrants), without consent of the other Parties hereunder but with prior written notice to the Company, provided that any such transferee shall execute and deliver to the Company and the other Parties hereto a joinder agreement or a deed of adherence in the form attached hereto as Exhibit D becoming a party hereto as a “Shareholder,” an “Investor”, and a “Party” hereunder and under the Transaction Documents, subject to the terms and conditions hereof and thereof, or (iii) after the Closing, assign its rights hereunder to any Person in any assignment by way of security in accordance with the Transaction Documents. Parties other than such Investor shall afford all necessary assistance and do actions to sign all relevant novation agreement or such other legal documents as requested by such Investor to give effect to the assignment. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.6 Governing Law. This Agreement shall be governed by and construed under the Laws of the Hong Kong Special Administrative Region of the PRC (“Hong Kong”), without regard to principles of conflict of Laws thereunder.

7.7 Dispute Resolution.

(i) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(ii) The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. The seat of arbitration shall be Hong Kong. There shall be three (3) arbitrators. Each party shall appoint one arbitrator and the third arbitrator shall be appointed by both parties with mutual agreement as the presiding arbitrator. If no agreement can be reached within the time period required by the HKIAC Rules, the presiding arbitrator shall be appointed by the Chairman of HKIAC.

(iii) The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(iv) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(v) The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vi) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vii) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

7.8 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule III (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

7.9 Survival of Representations, Warranties and Covenants.

(i) Except as set forth in this Section 7.9 below, the representations and warranties of the Warrantors contained in this Agreement shall survive three (3) years after the Closing and shall in no way be affected by any investigation made by any party hereto and the consummation of the transactions contemplated hereby.

(ii) The representations and warranties of the Warrantors in Sections 3.1 (Organization, Good Standing and Qualification), Section 3.2 (Capitalization and Voting Rights), Section 3.4 (Authorization), Section 3.5 (Valid Issuance of Shares), Section 3.6 (Consents, No Conflict), Section 3.9 (Tax Matters), Section 3.11 (Financial Statements) and Section 3.27 (Disclosure) (collectively, the “Fundamental Warranties”) shall survive the Closing indefinitely.

(iii) For the avoidance of any doubt, all the covenants of the Warrantors in this Agreement shall survive the Closing until the expiration of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof).

7.10 Indemnity.

(i) Each of the Warrantors hereby agrees to jointly and severally indemnify and hold harmless each Investor, its Affiliates and its and their respective employees, officers, directors, and assigns (collectively, the “Investor Indemnified Parties”), from and against any and all Indemnifiable Losses suffered by such Investor Indemnified Parties, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by any Warrantor in or pursuant to this Agreement or any of the other Transaction Documents. Without limiting the generality of the foregoing and regardless of whether such matters have been disclosed in the Disclosure Schedule, the Warrantors shall also, jointly and severally, indemnify each Investor for any Indemnifiable Losses incurred by such Investor Indemnified Party as a result of or in connection with any of the matters set forth on Schedule IV hereof.

(ii) Any Party seeking indemnification with respect to any Indemnifiable Loss (an “Indemnified Party”) shall give written notice to the party required to provide indemnity hereunder (the “Indemnifying Party”).

(iii) If any claim, demand or Liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters subject to the indemnity obligations under this Section 7.10. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the Indemnified Party suffered by it in good faith shall be conclusive in its favor against the Indemnifying Party, provided, however, that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party or is not allowed to control its defense, judgment against the Indemnified Party shall only constitute presumptive evidence against the Indemnifying Party.

(iv) The maximum aggregate liability of the Warrantors for indemnification to any Investor Indemnified Parties under Section 7.10(i), (ii) and (iii) shall be limited to the purchase price set forth opposite such Investor’s name on Table A of Schedule I attached hereto and an amount calculated at a simple annual interest rate of eight percent (8%) of such purchase price (the “Indemnification Cap”).

(v) Notwithstanding anything to the contrary,

(a) the Warrantors shall not be liable for any Indemnifiable Losses arising from any opportunity costs; and

(b) the Warrantors shall not be liable for any Indemnifiable Losses arising under this Section 7.10 unless the aggregate amount of all such Indemnifiable Losses exceeds RMB5,000,000, in which event the Warrantors shall be required to pay or be liable for the full amount of all such Indemnifiable Losses as provided in Section 7.10.

(vi) This Section 7.10 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.

7.11 Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

7.12 Fees and Expenses. If the Closing occurs, the Company shall pay or reimburse all costs and expenses incurred by the Investors in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby (including without limitation, the due diligence expenses, legal counsel fees and fees related to the ODI registrations and approvals), which, however, shall be capped at US$100,000 in aggregate. If the Closing fails to occur, each Party shall pay all of its own costs and expenses incurred or to be incurred by it in connection with the Transaction Documents and the transactions contemplated thereby respectively. If any action at Law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to get reimbursed for its reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.13 Termination.

(i) With respect to the transactions contemplated hereunder between the Company and the Investors, this Agreement may be terminated solely with respect to the rights and obligations of the Investors hereunder prior to the Closing (a) by written consent of the Company and the Investors, or (b) if the Closing has not been consummated by the end of the sixth (6th) months of the date hereof or such other later day as jointly determined by the Investors and the Company (the “Long Stop Date”), by the Investors or by any of the Group Companies, provided that the terminating party shall not have been, on or prior to the date of termination, in material breach of this Agreement; provided, further, any Group Company shall not be entitled to terminate the Agreement if the Closing fails to occur due to any unsatisfied condition under Section 5 (except for Section 5(j)), and the Investors shall not be entitled to terminate the Agreement hereunder if the Closing fails to occur due to any unsatisfied condition under Section 6 attributable to the Investors.

(ii) If this Agreement is terminated as provided under this Section 7.13, this Agreement will be of no further force or effect upon termination provided that (i) the termination will not relieve any Party from any liability for any antecedent breach of this Agreement, and (ii) Sections 7.6, 7.7, 7.8, 7.10, 7.11, 7.12 and 7.14 shall survive the termination of this Agreement.

7.14 Confidentiality.

(i) The terms and conditions of this Agreement, any term sheet or memorandum of understanding entered into pursuant to the transactions contemplated hereby, all exhibits and schedules attached hereto and thereto, the transactions contemplated hereby and thereby, including their existence, and all information furnished by any Party hereto and by representatives of such Parties to any other Party hereof or any of the representatives of such Parties (collectively, the “Confidential Information”), shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except in accordance with the provisions set forth below.

(ii) Notwithstanding the foregoing, each Party may disclose (i) any Confidential Information to its Affiliates and its and their respective prospective permitted transferees, current or bona fide prospective investors, Affiliates and their respective investors or partners, co-investors, financing sources, employees, officers and directors, investment bankers, business partners, representatives, advisors, accountants or legal counsels, in each case only where such persons or entities are informed of the confidential nature of the Confidential Information and are under appropriate nondisclosure obligations, (ii) any Confidential Information to the extent it is required to do so pursuant to any Law or Government Order or requested to do so by any Governmental Authority (including, in response to oral questions, interrogatories or requests for information or documents) (provided that, in such case and to the extent it is permitted to do so under applicable Laws, such Party shall promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy), and (iii) any Confidential Information to any Person to which disclosure is approved in writing by the other Parties providing such Confidential Information. Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 7.14(iii) below.

(iii) Notwithstanding any other provision of this Section 7.14, the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted party learns from a third party which the receiving party reasonably believes to have the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (iii) information which enters the public domain without breach of confidentiality by the restricted party.

(iv) Notwithstanding the foregoing, no Group Company shall use the name or logo of any Investor (or such Investor’s Affiliates) in any manner, context or format (including but not limited to reference on or links to websites, press releases) without the prior written consent of such Investor.

7.15 Finder’s Fee. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible pursuant to any agreement entered into by such Investor or any of its Affiliates. Each Group Company agrees, jointly and severally, to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible pursuant to any agreement entered into by such Group Company or any of its Affiliate.

7.16 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

7.17 Amendments and Waivers. Any term of this Agreement may be amended, only with the written consent of each of (i) the Company, and (ii) the Investors. Any amendment effected in accordance with this paragraph shall be binding upon each of the Parties hereto. Notwithstanding the foregoing, the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Party against whom such waiver is sought without obtaining the consent of any other Party.

7.18 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one time or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

7.19 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

7.20 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

7.21 Headings and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) words in the singular include the plural, and words in the plural include the singular; (iii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iv) the term “including” will be deemed to be followed by, “but not limited to”, (v) the masculine, feminine, and neuter genders will each be deemed to include the others; (vi) the terms “shall”, “will”, and “agrees” are mandatory, and the term “may” is permissive; (vii) the term “day” means “calendar day”, and “month” means calendar month, (viii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (ix) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (x) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xi) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, (xii) each representation, warranty, agreement, and covenant contained herein will have independent significance, regardless of whether also addressed by a different or more specific representation, warranty, agreement, or covenant, (xiii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (xiv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (xv) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, and (xvi) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

7.22 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

7.23 Entire Agreement. This Agreement and the Transaction Documents, together with all schedules and exhibits hereto and thereto, constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersede all other agreements between or among any of the Parties with respect to the subject matters hereof and thereof.

7.24 Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

COMPANY:	Missfresh Limited

	By:	/s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director

GROUP COMPANIES:	Mrfresh Limited

	By:	/s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director

Missfresh HK Limited

	By:	/s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director

Mrfresh HK Limited

	By:	/s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director

[Signature Page to Series F SPA]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Beijing Missfresh E-Commerce Co., Ltd. (北京每日优鲜电子商务有限公司) (Seal)

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

Jinan Missfresh E-Commerce Co., Ltd. (济南每日优鲜电子商务有限公司) (Seal)

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

Jinan Missfresh Extreme Speed Information Technology Co., Ltd. (济南每日优鲜极速信息科技有限公司) (Seal)

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

[Signature Page to Series F SPA]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Jinan Missfresh Bianligou Network Technology Co., Ltd. (济南每日优鲜便利购网络科技有限公司) (Seal)

	By:	/s/ Li Yang
Name: Li Yang (李漾)
Title: Legal Representative

Beijing Missfresh Bianligou E-Commerce Co., Ltd. (北京每日优鲜便利购电子商务有限公司) (Seal)

	By:	/s/ Li Yang
Name: Li Yang (李漾)
Title: Legal Representative

[Signature Page to Series F SPA]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Beijing Meiri Pinpin Technology Co., Ltd. (北京每日拼拼科技有限公司) (Seal)

	By:	/s/ Sun Yuan
Name: Sun Yuan (孙原)
Title: Legal Representative

[Signature Page to Series F SPA]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Wuhan Meiri Pinyipin Technology Co., Ltd. (武汉每日拼一拼科技有限公司) (Seal)

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

[Signature Page to Series F SPA]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:	CICC Gongying Qijiang (Shanghai) Science and Technology Equity Investment Fund Partnership (Limited Partnership) (中金共赢启江(上海)科创股权投资基金合伙企业(有限合伙)) (Seal)

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

[Signature Page to Series F SPA]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:	Qilu (Xiamen) Equity Investment Partnership (Limited Partnership) (启鹭(厦门)股权投资合伙企业(有限合伙)) (Seal)

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

[Signature Page to Series F SPA]

SCHEDULE I

Table A

Schedule of Investors

Table B

Capitalization Table

SCHEDULE II

List of Key Employees

SCHEDULE III

Address for Notices

SCHEDULE IV

SPECIFIC INDEMNITIES

SCHEDULE V

WIRE INFORMATION

EXHIBIT A

FORM OF SEVENTH AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

EXHIBIT B

FORM OF FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

EXHIBIT C

FORM OF FIFTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

EXHIBIT D

FORM OF ADHERENCE TO THE PURCHASE AGREEMENT

EXHIBIT E

DISCLOSURE SCHEDULE

EXHIBIT F

CAYMAN LEGAL OPINION

EXHIBIT G

PRC LEGAL OPINION

SUPPLEMENTARY AGREEMENT

OF

SERIES F PREFERRED SHARE PURCHASE AGREEMENT

THIS SUPPLEMENTARY AGREEMENT OF SERIES F PREFERRED SHARE PURCHASE AGREEMENT, dated as of May 15, 2020 (the “Agreement”), is entered into by and among:

1.	Missfresh Limited, an exempted company incorporated under the Laws of Cayman Islands (the “Company”),

2.	Mrfresh Limited, an exempted company incorporated under the Laws of Cayman Islands (the “Mrfresh Cayman”),

3.	Missfresh HK Limited, a company organized under the Laws of Hong Kong (the “Missfresh HK Company”),

4.	Mrfresh HK Limited, a company organized under the Laws of Hong Kong (the “Mrfresh HK Company”, together with the Missfresh HK Company, the “HK Companies”, each a “HK Company”),

5.	Beijing Missfresh E-Commerce Co., Ltd. (北京每日优鲜电子商务有限公司), a wholly foreign owned enterprise organized under the Laws of the PRC (“Beijing WFOE”),

6.	Jinan Missfresh E-Commerce Co., Ltd. (济南每日优鲜电子商务有限公司), a wholly foreign owned enterprise organized under the Laws of the PRC (“Jinan WFOE”),

7.

Jinan Missfresh Bianligou Network Technology Co., Ltd. (济南每日优鲜便利购网络科技有限公司), a wholly foreign owned enterprise organized under the Laws of the PRC (“Mrfresh WFOE”, together with Beijing WFOE and Jinan WFOE, the “WFOEs”, each a “WFOE”),

8.	Beijing Missfresh Bianligou E-Commerce Co., Ltd. (北京每日优鲜便利购电子商务有限公司), a limited liability company incorporated under the Laws of the PRC (“Mrfresh VIE”),

9.	Jinan Tangculaxiang E-Commerce Co., Ltd. (济南糖醋辣香电子商务有限公司), a limited liability company incorporated under the Laws of the PRC (“Jinan Tangculaxiang”),

10.

Jinan Missfresh Extreme Speed Information Technology Co., Ltd. (济南每日优鲜极速信息科技有限公司), a limited liability company incorporated under the Laws of the PRC (“Jinan Missfresh Extreme”, together with the WFOEs, Mrfresh VIE, and Jinan Tangculaxiang, the “PRC Companies”, each a “PRC Company”), and

11.	the Persons listed on Schedule I hereto (the “Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Parties and other parties thereto entered into a Series F Preferred Share Purchase Agreement on December 30, 2019 (the “Purchase Agreement”);

WHEREAS, the Parties now desire to enter into this Agreement to, inter alia, amend some of the provisions of the Purchase Agreement pursuant to Section 7.17 of the Purchase Agreement in accordance with the terms set out herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and by their signatures to this Agreement, the Parties agree to the following:

1.

Definitions. Unless otherwise defined herein, capitalized terms used but not otherwise defined in this Agreement shall have the same meanings ascribed to them in the Purchase Agreement. The following definition shall be added to Section 1.1 of the Purchase Agreement to replace the original definition:

“Company Competitor” means (i) 易果生鲜 (Shanghai Yiguo E-Commerce Co., Ltd.), 盒马鲜生 (Hema Holding Limited and Shanghai Hema Network Technology Co., Ltd.), 百果园 (Shenzhen Pagoda Industrial Development Co., Ltd.) and 便利蜂 (Bianlifeng Commerce Co., Ltd.), (ii) non-public Subsidiaries of 永辉 (Yonghui Supermarket Corporation) and non-public Subsidiaries of 大润发 (Ruentex Group), (iii) Alibaba Group Holding Limited, Ant Financial Services Group and their respective Subsidiaries, and (iv) the Affiliates of each of the Persons listed in aforesaid (i) through (iii) which operate businesses similar to the Business of the Group Companies.

2.	The following clauses under Section 7.9 (Survival of Representations, Warranties and Covenants) are hereby amended and restated in its entirety as follows:

“(i) Except as set forth in this Section 7.9 below, the representations and warranties of the Warrantors contained in this Agreement shall survive three (3) years after the Closing and shall in no way be affected by any investigation made by any party hereto and the consummation of the transactions contemplated hereby.

(ii) The representations and warranties of the Warrantors in Section 3.1 (Organization, Good Standing and Qualification), Section 3.2 (Capitalization and Voting Rights), Section 3.4 (Authorization), Section 3.5 (Valid Issuance of Shares), Section 3.6 (Consents; No Conflicts), Section 3.9 (Tax Matters), Section 3.11 (Financial Statements) and Section 3.27 (Disclosure) (collectively, the “Fundamental Warranties”) shall survive the Closing indefinitely.

(iii) For the avoidance of any doubt, all the covenants of the Warrantors in this Agreement shall survive the Closing until the expiration of the applicable statute of limitations period (after giving effect to any waivers and extensions thereof).”

3.	The following clauses under subsection (v) of Section 7.10 (Indemnity) are hereby amended and restated in its entirety as follows:

“(v) Notwithstanding anything to the contrary,

(a) the Warrantors shall not be liable for any Indemnifiable Losses arising from any opportunity costs; and

(b) the Warrantors shall not be liable for any Indemnifiable Losses arising under this Section 7.10 unless the aggregate amount of all such Indemnifiable Losses exceeds RMB5,000,000, in which event the Warrantors shall be required to pay or be liable for the full amount of all such Indemnifiable Losses as provided in Section 7.10.”

4.

Full Force and Entire Agreement. To the extent not expressly amended hereby, the Purchase Agreement remains in full force and effect. This Agreement, together with the Purchase Agreement (to the extent not amended hereby) and all exhibits thereto and references therein, constitute the entire agreement among the parties and shall supersede any and all previous contracts, arrangements or understandings among the parties with respect to the subject matter herein.

5.	Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of laws thereunder.

6.	Dispute Resolution. The dispute resolution provision in Section 7.7 of the Purchase Agreement shall apply mutatis mutandis to this Agreement.

7.	Notices. The notice provision in Section 7.8 of the Purchase Agreement shall apply mutatis mutandis to this Agreement.

8.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

COMPANY:	Missfresh Limited

	By:	/s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director

GROUP COMPANIES:	Mrfresh Limited

	By:	/s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director

Missfresh HK Limited

	By:	/s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director

Mrfresh HK Limited

	By:	/s/ Xu Zheng
Name: Xu Zheng (徐正)
Title: Director

[Signature Page to the Supplementary Agreement of Series F Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Beijing Missfresh E-Commerce Co., Ltd. (北京每日优鲜电子商务有限公司) (Seal)

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

Jinan Missfresh E-Commerce Co., Ltd. (济南每日优鲜电子商务有限公司) (Seal)

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

Jinan Missfresh Extreme Speed Information Technology Co., Ltd. (济南每日优鲜极速信息科技有限公司) (Seal)

	By:	/s/ Zeng Bin
Name: Zeng Bin (曾斌)
Title: Legal Representative

[Signature Page to the Supplementary Agreement of Series F Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Jinan Missfresh Bianligou Network Technology Co., Ltd. (济南每日优鲜便利购网络科技有限公司)(Seal)

	By:	/s/ Li Yang
Name: Li Yang (李漾)
Title: Legal Representative

Beijing Missfresh Bianligou E-Commerce Co., Ltd. (北京每日优鲜便利购电子商务有限公司)(Seal)

	By:	/s/ Li Yang
Name: Li Yang (李漾)
Title: Legal Representative

[Signature Page to the Supplementary Agreement of Series F Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:	Jinan Tangculaxiang E-Commerce Co., Ltd. (济南糖醋辣香电子商务有限公司) (Seal)

	By:	/s/ Sun Yuan
Name: SUN Yuan (孙原)
Title: Legal Representative

[Signature Page to the Supplementary Agreement of Series F Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	GLOBAL PRIVATE OPPORTUNITIES PARTNERS II OFFSHORE HOLDINGS LP

By: GS Investment Strategies, LLC, its investment advisor

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

[Signature Page to the Supplementary Agreement of Series F Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	GLOBAL PRIVATE OPPORTUNITIES PARTNERS II LP

By: GS Investment Strategies, LLC, its investment manager

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

[Signature Page to the Supplementary Agreement of Series F Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	INTERNET FUND IV PTE. LTD.

	By:	/s/ Venkatagiri Mudeliar
Name: Venkatagiri Mudeliar
Title: Authorized Signatory

[Signature Page to the Supplementary Agreement of Series F Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	GFC5 Ltd.

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

[Signature Page to the Supplementary Agreement of Series F Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Huaxing Growth Capital III, L.P.

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

[Signature Page to the Supplementary Agreement of Series F Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Capital Investment LLC

	By:	/s/ Authorized Signatory
Name:
Title: Authorized Signatory

[Signature Page to the Supplementary Agreement of Series F Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Image Frame Investment (HK) Limited

	By:	/s/ Ma Huateng
Name: Ma Huateng
Title: Authorized Signatory

[Signature Page to the Supplementary Agreement of Series F Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:	Cathaya Investment I

	By:	/s/ Vincent Wu
Name: Vincent Wu
Title: Authorized Signatory

[Signature Page to the Supplementary Agreement of Series F Preferred Share Purchase Agreement]

SCHEDULE I

Schedule of Investors

DEED OF ADHERENCE

Poly Platinum Enterprises Limited, a limited company duly incorporated and validly existing in the British Virgin Islands (the “New Investor”) is executing and delivering this Deed of Adherence dated August 3, 2020, (this “Deed of Adherence”) pursuant to the Series F Preferred Shares Purchase Agreement dated as of April 30, 2020 (the “Purchase Agreement”), by and among Missfresh Limited, a company duly incorporated and validly existing in the Cayman Islands and certain other parties named therein.

1. Capitalized terms used but not defined in this Deed of Adherence shall have the meanings ascribed to them in the Purchase Agreement.

2. The undersigned hereby acknowledge, agree and confirm that, by the New Investor’s execution of this Deed of Adherence, it shall be deemed to be a party to the Purchase Agreement as of the date hereof and shall have all of the rights and obligations of an “Investor”, and a “Party” thereunder as if it had executed the Purchase Agreement. The New Investor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Purchase Agreement, subject to the terms of Section 3 of this Deed of Adherence.

3. With respect to the New Investor, the Purchase Agreement is hereby amended as set forth below:

a)	With respect to the New Investor, Section 2.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each of the Investors agrees to subscribe for and purchase, and the Company agrees to issue and sell to each Investor, such number of Subscribed Shares at such purchase price, as set forth opposite such Investor’s name on Table A of Schedule I attached hereto.

Capitalization of the Company immediately after the Closing is set forth in Table B of Schedule I.”

b)

In Section 2 (Purchase and Sale of Shares), Section 3 (Representations and Warranties of the Warrantors), Section 4 (Representations and Warranties of the Investors), Section 5 (Conditions of the Investors’ Obligations at the Closing) (excluding Sections 5(e) (Memorandum and Articles) and 5(i) (Opinions of Counsel)), Section 6 (Conditions of the Company’s Obligations at Closing), Section 7.1 (Post-Closing Covenants), Section 7.5 (Successors and Assigns), Section 7.13 (Termination) and Schedule IV (Specific Indemnities) of the Purchase Agreement, all references to “Closing” shall be deemed to be references to the closing of the New Investor’s purchase of the Additional Purchased Shares pursuant to this Deed of Adherence.

c)

All references to “Subscribed Shares” in the Purchase Agreement (except for the references to “Subscribed Shares” in the recitals of the Purchase Agreement) shall be deemed to be references to the Additional Purchased Shares being purchased by the New Investor pursuant to this Deed of Adherence.

d)

The condition set forth in Section 5(h) (Closing Certificate) of the Purchase Agreement shall be deemed satisfied upon delivery to the New Investor of a closing certificate substantially in the form set forth in Exhibit C hereto.

e)	All references to “each Investor” in Section 6 (Conditions of the Company’s Obligations at Closing) of the Purchase Agreement shall be deemed to be references to the New Investor only.

f)

The condition set forth in Section 6.3 (Execution of Transaction Documents) of the Purchase Agreement shall be deemed satisfied upon delivery by the New Investor to the Company of (i) the Deed of Adherence to the Shareholders Agreement in the form set forth in Exhibit A hereto, and (ii) the Deed of Adherence to the Right of First Refusal and Co-Sale Agreement in the form set forth in Exhibit B hereto.

g)	With respect to the New Investor, Section 7.12 (Fees and Expenses) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“Each Party shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby. If any action at Law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.”

h)	All references to “Disclosure Schedule” in the Purchase Agreement shall be deemed to be references to the Disclosure Schedule attached hereto as Exhibit D.

i)	Table A (Schedule of Investors) of Schedule I to the Purchase Agreement shall be amended by adding an additional row as follows:

Poly Platinum Enterprises Limited	3,792,691	US$20,000,000 in cash

j)	Table B (Capitalization Table) of Schedule I to the Purchase Agreement shall be amended and restated by replacing the table in its entirety with the capitalization table attached hereto as Schedule 1.

k)	Schedule III (Address for Notices) to the Purchase Agreement shall be amended by inserting the following text:

“If to Poly Platinum Enterprises Limited:

Address: 38/F., China Resources Building, 26 Harbour Road, Wanchai, Hong Kong

Tel: ***

Email: ***

Attn: ***

4. The provisions of Section 7.6 (Governing Law), Section 7.7 (Dispute Resolution), Section 7.21 (Headings and Subtitles; Interpretation) and Section 7.22 (Counterparts) of the Purchase Agreement shall apply mutatis mutandis to this Deed of Adherence.

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED	)

by Poly Platinum Enterprises Limited	)	/s/ Li Yuezhong
Name: Li Yuezhong
Title: Authorized Signatory

in the presence of:	)

Name:	/s/ Authorized Witness

Name of witness: Authorized Witness

Address: 3806-10, China Resources Building,

      26 Harbour Road, Wanchai, Hong Kong

[Signature Page to Deed of Adherence to SPA]

IN WITNESS WHEREOF, the undersigned has caused this Deed of Adherence to be duly executed and delivered as of the date first written above.

SIGNED as a DEED	)

by Missfresh Limited	)	/s/ Xu Zheng
Name: XU Zheng
Title: Director

in the presence of:	)

Name:	/s/ Zhikun Yang

Name of witness: Zhikun Yang

Address: D Building, Rongxin Technology Center

      Laiguangying Road, Chaoyang District, Beijing, China

[Signature Page to Deed of Adherence to SPA]

Schedule I

Capitalization Table

Exhibit A

Form of Deed of Adherence to the Shareholders Agreement

Exhibit B

Form of Deed of Adherence to the Right of First Refusal and Co-Sale Agreement

Exhibit C

Form of Closing Certificate

Exhibit D

Disclosure Schedule